UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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[ ]	Filed by a Party other than the Registrant

Check the appropriate box:
[ ]	Preliminary Proxy Statement
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[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to 167; 240.14a-12

MYLAN LABORATORIES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 26, 2006

Dear Shareholder:

You are cordially invited to attend the 2006 Annual Meeting of Shareholders of Mylan Laboratories Inc., which will be held at 10:00 a.m. (Eastern time) on Friday, July 28, 2006, at the Hilton Garden Inn, 1000 Corporate Drive, in Canonsburg, Pennsylvania. Details about the business to be conducted at the Annual Meeting are described in the accompanying Notice of Annual Meeting and Proxy Statement.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares you own. Whether or not you currently plan to attend, you can ensure that your shares are represented and voted at the Annual Meeting by promptly signing, dating and returning the enclosed proxy card. A return envelope, which requires no additional postage if mailed in the United States, is enclosed for your convenience. Alternatively, you may vote over the Internet or by telephone by following the instructions set forth on the enclosed proxy card.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Robert J. Coury
Vice Chairman and Chief Executive Officer

*IMPORTANT NOTICE REGARDING ADMISSION TO THE MEETING*

IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE NOTE THAT SPACE LIMITATIONS MAKE IT NECESSARY TO LIMIT ATTENDANCE TO SHAREHOLDERS AND ONE GUEST PER SHAREHOLDER. EACH SHAREHOLDER AND GUEST WILL BE ASKED TO PRESENT VALID PHOTO IDENTIFICATION, SUCH AS A DRIVER’S LICENSE OR PASSPORT.

IN ADDITION, EACH SHAREHOLDER MUST PRESENT HIS OR HER ADMISSION TICKET, WHICH IS A PORTION OF THE ENCLOSED PROXY CARD. PLEASE TEAR OFF THE TICKET AT THE PERFORATION. ONE ADMISSION TICKET WILL PERMIT TWO PERSONS TO ATTEND.

IF YOU ARE A SHAREHOLDER, BUT DO NOT OWN SHARES IN YOUR OWN NAME, YOU MUST BRING PROOF OF OWNERSHIP (E.G., A CURRENT BROKER’S STATEMENT) IN ORDER TO BE ADMITTED TO THE MEETING.

ADMISSION TO THE MEETING WILL BE ON A FIRST-COME, FIRST-SERVED BASIS. REGISTRATION WILL BEGIN AT 9:00 A.M., AND SEATING WILL BEGIN AT 9:30 A.M. CAMERAS OR OTHER PHOTOGRAPHIC EQUIPMENT, AUDIO OR VIDEO RECORDING DEVICES AND OTHER ELECTRONIC DEVICES WILL NOT BE PERMITTED AT THE MEETING.

MYLAN LABORATORIES INC.
1500 Corporate Drive
Canonsburg, PA 15317

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The 2006 Annual Meeting of Shareholders of Mylan Laboratories Inc. (the “Company”) will be held at the Hilton Garden Inn, 1000 Corporate Drive, Canonsburg, Pennsylvania on Friday, July 28, 2006, at 10:00 a.m. (Eastern time), for the following purposes:

•	to elect nine directors, each for a term of one year;

•	to approve an amendment to the Company’s 2003 Long-Term Incentive Plan, that (1) expands the performance goals upon which performance-based awards may be based and (2) provides for limits on the maximum bonus amount that may be paid to any individual for any fiscal year and on the number of shares that can be made subject to a performance-based equity-based award (excluding stock options) granted to any individual for any performance period;

•	to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2007; and

•	to consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Shareholders of record of the Company’s common stock at the close of business on June 5, 2006 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. We will make available at the Annual Meeting a complete list of shareholders entitled to vote at the Annual Meeting.

By order of the Board of Directors

Stuart A. Williams
Chief Legal Officer and Secretary

June 26, 2006

PLEASE PROMPTLY SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE, OR VOTE OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD. IF YOU ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU WILL BE ABLE TO DO SO AND YOUR VOTE AT THE ANNUAL MEETING WILL REVOKE ANY PROXY YOU MAY SUBMIT.

i

MYLAN LABORATORIES INC.
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
July 28, 2006

VOTING RIGHTS, PROXIES AND SOLICITATION

General

We are furnishing this Proxy Statement to shareholders of Mylan Laboratories Inc., a Pennsylvania corporation (“Mylan” or the “Company”), in connection with the solicitation of proxies by our Board of Directors for use at our 2006 Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournment or postponement thereof. The Annual Meeting is scheduled to be held on Friday, July 28, 2006, at 10:00 a.m. (Eastern time), at the Hilton Garden Inn, 1000 Corporate Drive, Canonsburg, Pennsylvania, for the purposes set forth in the accompanying Notice of Annual Meeting. We are mailing this Proxy Statement and the enclosed proxy card to shareholders on or about June 28, 2006.

Our Board of Directors has fixed the close of business on June 5, 2006 (the “Record Date”) as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. As of the close of business on the Record Date, there were 210,625,855 shares of our common stock, par value $.50 per share (“Common Stock”), outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Quorum

Holders of a majority of the outstanding shares of our Common Stock entitled to vote on the Record Date must be present in person or represented by proxy to constitute a quorum. Proxies marked as abstaining and proxies returned by brokers as “non-votes” because they have not received voting instructions from the beneficial owners of the shares will be treated as shares present for purposes of determining the presence of a quorum.

Voting

You may vote by proxy either by signing, dating and returning the enclosed proxy card, or over the Internet or by telephone by following the instructions set forth on the enclosed proxy card.

If you vote by proxy, the individuals named on the enclosed proxy card will vote your shares in the manner you indicate. If you do not specify voting instructions, then the proxy will be voted in accordance with recommendations of the Board of Directors, as described in this Proxy Statement. If any other matter properly comes before the Annual Meeting, the designated proxies will vote on that matter in their discretion.

If your shares are held in the name of a brokerage firm, bank nominee or other institution, please sign, date and mail the enclosed instruction card in the enclosed postage-paid envelope or contact your broker, bank nominee or other institution to determine whether you will be able to vote over the Internet or by telephone.

If you come to the Annual Meeting to cast your vote in person and you are holding your shares in a brokerage account or through a bank or other nominee (“street name”), you will need to bring a legal proxy obtained from your broker, bank or nominee which will authorize you to vote your shares in person.

Your vote is important. We encourage you to sign and date your proxy card and return it in the enclosed postage-paid envelope, or vote over the Internet or by telephone, so that your shares may be represented and voted at the Annual Meeting.

Revoking a Proxy

You may revoke your proxy at any time before it is voted by submitting another properly executed proxy showing a later date, by filing a written notice of revocation with the Secretary of Mylan at the address shown on the cover page, by casting a new vote over the Internet or by telephone, or by voting in person at the Annual Meeting.

Votes Required

Election of Directors

You may vote either “FOR” or “WITHHOLD” with respect to each nominee for the Board. Directors are elected by plurality voting, which means that the nine director nominees who receive the highest number of votes will be elected to the Board. Votes of “WITHHOLD” and broker non-votes, if any, will have no effect on the outcome of the election of directors.

Amendment of the 2003 Long-Term Incentive Plan and Ratification of Selection of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm

Both the amendment of the Company’s 2003 Long Term Incentive Plan and the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2007, require the affirmative vote of a majority of the votes cast by all shareholders entitled to vote. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on either proposal. If the selection of Deloitte & Touche LLP is not ratified by our shareholders, the audit committee will reconsider its recommendation.

Proxy Solicitation

Mylan will bear the entire cost of this solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement and any additional materials furnished by our Board of Directors to our shareholders. Proxies may be solicited without additional compensation by directors, officers and employees of Mylan and its subsidiaries. Copies of solicitation material will be furnished to brokerage firms, banks and other nominees holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to these beneficial owners. If asked, we will reimburse these persons for their reasonable expenses in forwarding the solicitation material to the beneficial owners. The original solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile, Internet and personal solicitation by our directors, officers or other regular employees. In addition, the Company has retained Morrow & Co., Inc. to assist in soliciting proxies at a cost of approximately $7,500 plus expenses.

ITEM 1 — ELECTION OF DIRECTORS

Mylan’s Board of Directors currently consists of nine members. All nominees listed below have previously been elected as directors by shareholders. Our directors are elected to serve for a one-year term and until his or her successor is duly elected and qualified. Each of the nine nominees listed below has consented to act as a director of Mylan if elected. If, however, a nominee is unavailable for election, proxy holders will vote for another nominee proposed by the Board or, as an alternative, the Board may reduce the number of directors to be elected at the Annual Meeting.

Director Nominees

Information about each director nominee is set forth below, including the nominee’s principal occupation and business experience, other directorships, age and tenure on the Company’s Board.

		Director	Principal Occupation and Business Experience; Other
Nominee	Age	Since	Directorships

Milan Puskar	71	1976	Chairman of the Board of Mylan (since 1993); CEO of Mylan (1993-2002); President of Mylan (1976-2000); Vice Chairman of Mylan (1980-1993); Vice President and General Manager of the Cincinnati division of ICN Pharmaceuticals Inc., a specialty pharmaceutical company now known as Valeant Pharmaceuticals International (1972-1975); various positions with Mylan Pharmaceuticals Inc., now a wholly-owned subsidiary of the Company, including Secretary-Treasurer and Executive Vice President (1961-1972); Director of Centra Bank, Inc.
Robert J. Coury	45	2002	Vice Chairman of the Board of Mylan (since March 2002) and Chief Executive Officer of Mylan (since September 2002); founder, Chief Executive Officer and principal owner of Coury Consulting, L.P., a Pittsburgh, Pennsylvania corporate advisory firm (1989-2002).
Wendy Cameron	46	2002	Director and Co-Owner of Cam Land LLC, a harness racing business in Washington, Pennsylvania (since January 2003); Vice President, Divisional Sales & Governmental Affairs, Cameron Coca-Cola Bottling Company, Inc. (1981-1998).
Neil Dimick, C.P.A.*	56	2005	Retired; Executive Vice President and Chief Financial Officer of Amerisource Bergen Corporation, a wholesale distributor of pharmaceuticals (2001-2002); Senior Executive Vice President and Chief Financial Officer of Bergen Brunswig Corporation, a wholesale drug distributor (1992-2001); Director of Emdeon Corporation (formerly WebMD Corporation), Alliance Imaging, Inc., Thoratec Corporation and Resources Connection, Inc.
Douglas J. Leech, C.P.A.*	51	2000	Chairman, President and Chief Executive Officer of Centra Bank, Inc. and Centra Financial Holdings, Inc. (since 1999); former Chief Executive Officer and President of Huntington Banks West Virginia.
Joseph C. Maroon, M.D.	66	2003	Professor, Heindl Scholar in Neuroscience and Vice Chairman of the Department of Neurosurgery, University of Pittsburgh Medical Center (“UPMC”) and other positions at UPMC (since 1998).
Rodney L. Piatt, C.P.A.*	53	2004	President and owner of Horizon Properties, a real estate and development company (1996-present); President of Corporate Drive Associates Inc. (2000-2003); Vice Chairman of Community Bank N.A., a publicly-held national bank in Carmichaels, Pennsylvania (1999-2005).

		Director	Principal Occupation and Business Experience; Other
Nominee	Age	Since	Directorships

C.B. Todd	72	1993	Retired; President and Chief Operating Officer of Mylan (2001-2002); positions with Mylan in various capacities from 1970 until his initial retirement in 1999, including Senior Vice President (1987-1999), President, Mylan Pharmaceuticals (1991-1999), Senior Vice President, Mylan Pharmaceuticals (1987-1991) and Vice President-Quality Control, Mylan Pharmaceuticals (1978-1987).
Randall L. Vanderveen, Ph.D., R.Ph.	55	2002	Dean, John Stauffer Decanal Chair, School of Pharmacy, University of Southern California (since September 2005); Dean of the School of Pharmacy and Graduate School of Pharmaceutical Science and Professor of Pharmacy at Duquesne University, Pittsburgh, Pennsylvania (1998-2005); Assistant Dean and Associate Professor at Oregon State University, Portland, Oregon (1988-1998).

*	This and the other C.P.A. distinctions in this Proxy Statement refer to “inactive” status

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
“FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

Meetings of the Board

In fiscal 2006, our Board met 22 times. In addition to meetings of the Board, directors attended meetings of individual Board committees. In fiscal 2006, all of the directors attended at least 75% of the Board meetings and meetings of Board committees of which they were a member. In addition to board and committee meetings, it is the Company’s policy that directors are expected to attend the Annual Meeting. All members of the Board attended the 2005 Annual Meeting of Shareholders.

Non-management members of the Board meet in executive sessions on a regularly scheduled basis. Neither the Chief Executive Officer nor any other member of management attends such meetings of non-management directors. Milan Puskar, the Chairman of the Board, has been chosen to preside at such executive sessions. For information regarding how to communicate with non-management directors as a group and one or more individual members of the Board, see “Communications with Directors” below.

Board Committees

The principal standing committees of the Board include the Audit Committee, Compensation Committee and Governance and Nominating Committee. Each such committee operates under a written charter, current copies of which are available on the Company’s corporate website at www.mylan.com under the heading “Corporate Governance.” Copies of the charters are also available in print to shareholders upon request, addressed to Mylan’s Corporate Secretary at 1500 Corporate Drive, Canonsburg, Pennsylvania 15317.

Audit Committee and Audit Committee Financial Expert.  The Audit Committee’s responsibilities include the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm; reviewing with the independent registered public accounting firm the scope of the audit plan and audit fees; and reviewing the Company’s financial statements and related disclosures. The Committee met 11 times during fiscal 2006. The Committee is currently comprised of Mr. Leech (Chairman), Mr. Dimick and Mr. Piatt, all of whom are independent directors, as required by and as defined in audit committee independence standards of the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (the “NYSE”). The Board

has determined that each of Mr. Leech, Mr. Dimick and Mr. Piatt is an “audit committee financial expert”, as that term is defined in the rules of the SEC.

Compensation Committee.  The Compensation Committee establishes and regularly reviews the Company’s compensation philosophy, strategy, objectives and ethics and determines the compensation payable to the Chief Executive Officer and approves the compensation payable to other executive officers.

The Committee also administers the Company’s equity compensation and benefit plans. The Committee met nine times during fiscal 2006. The Committee is currently comprised of Mr. Piatt (Chairman), Ms. Cameron and Dr. Maroon, all of whom are independent directors as defined in the NYSE rules. For additional information, see “Report of the Compensation Committee of the Board of Directors.”

Governance and Nominating Committee.  The Governance and Nominating Committee is responsible for the nomination of candidates for the Board and the oversight of all aspects of the Company’s corporate governance initiatives. The Committee met one time during fiscal 2006. The Committee is currently comprised of Mr. Leech (Chairman), Ms. Cameron and Mr. Piatt, all of whom are independent directors as defined in the NYSE rules.

For purposes of identifying individuals qualified to become members of the Board, the Committee has adopted the following criteria with regard to traits, abilities and experience that the Board looks for in determining candidates for election to the Board:

•	Directors should be of the highest ethical character and share the values of the Company.

•	Directors should have personal and/or professional reputations that are consistent with the image and reputation of the Company.

•	Each Director should have relevant expertise and experience and be able to offer advice and guidance to the Chief Executive Officer based on that expertise and experience.

•	Each Director should have the ability to exercise sound business judgment.

In addition, a majority of the members of the Board should be “independent,” not only as that term may be defined legally or mandated by the NYSE rules, but also without the appearance of any conflict in serving as a director. For a director to be considered independent, the Board must determine that he or she does not have any material relationship with the Company, either directly or indirectly (other than in his or her capacity as a director).

The Committee will consider director candidates properly submitted by shareholders. In considering candidates submitted by shareholders, the Committee will take into consideration the needs of the Board and the qualifications of the candidate, including those traits, abilities and experience identified above. Any submission of a proposed candidate for consideration by the Committee should include the name of the proposing shareholder and evidence of such person’s ownership of Mylan stock, and the name of the proposed candidate, his or her resume or a listing of his or her qualifications to be a director of the Company, and the proposed candidate’s signed consent to be named as a director if recommended by the Committee. Such information will be considered by the Chairman of the Committee, who will present the information on the proposed candidate to the entire Committee.

Any shareholder recommendation of a proposed candidate must be sent to Mylan’s Corporate Secretary at 1500 Corporate Drive, Canonsburg, Pennsylvania 15317, not later than the earlier of (i) 120 days prior to the anniversary date of the Company’s most recent annual meeting of shareholders or (ii) March 31 of the year in which the annual meeting is to be held.

The Committee identifies new potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who would be good candidates for service on the Board. The Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by shareholders.

Once a person has been identified by the Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee will contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Committee will request information from the candidate, review the candidate’s accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conduct one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder.

Director Independence

The Board has determined that Wendy Cameron, Neil Dimick, C.P.A., Douglas J. Leech, C.P.A., Joseph C. Maroon, M.D., Rodney L. Piatt, C.P.A., C.B. Todd and Randall L. Vanderveen Ph.D., B.C.P.P., R.Ph. have no material relationships with the Company and concluded that they are independent directors under the director independence standards of the NYSE. With respect to Mr. Leech, Mr. Piatt and Mr. Todd, the Board considered their past relationships with the Company, which relationships are no longer in existence, and determined that such past relationships are not material. Mr. Coury and Mr. Puskar are not independent directors due to their present or past service as executives of the Company.

Compensation of Directors

The Company’s non-employee directors receive $50,000 per year in cash compensation, and are reimbursed for actual expenses relating to meeting attendance. Mr. Puskar receives an additional $200,000 per year for his service as Chairman of the Board. In addition, non-employee directors (other than Mr. Puskar) receive $1,500 for each Board meeting they attend in person and $1,000 for each Board meeting they attend by telephone (in each case other than meetings held primarily to consider Board compensation). Non-employee directors (other than Mr. Puskar) also received $750 for each Committee meeting they attend in person and $500 for each Committee meeting they attend by telephone, other than (i) Committee meetings held in conjunction with Board meetings, (ii) Committee meetings held primarily to consider Board compensation and (iii) meetings of the Finance Committee or the Executive Committee. The Audit Committee Chair also receives an additional $10,000 per year, and the Chairs of the Compensation Committee, Governance and Nominating Committee and Compliance Committee each receive an additional $5,000 per year. All such fees are payable quarterly. Non-employee directors are also eligible to receive stock options or other awards under the 2003 Long-Term Incentive Plan (the “2003 Plan”) at the discretion of the full Board of Directors. On November 28, 2005, each non-employee director received an immediately exercisable option to purchase 10,000 shares of Company Common Stock. The exercise price for the stock options was $20.86 per share, which was the fair market value of a share of Company Common Stock on the grant date, as determined in accordance with the 2003 Plan. Directors who are also employees of the Company do not receive any consideration for their services on the Board of Directors.

Code of Ethics; Corporate Governance Principles; Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Corporate Controller. The Board of Directors also has adopted Corporate Governance Principles as well as a Code of Business Conduct and Ethics applicable to all directors, officers and employees. Current copies of the Code of Ethics, Corporate Governance Principles and Code of Business Conduct and Ethics are posted on the Company’s website at www.mylan.com under the heading “Corporate Governance.” Copies of the Code of Ethics, Corporate Governance Principles and Code of Business Conduct and Ethics are also available in print to shareholders upon request, addressed to Mylan’s Corporate Secretary at 1500 Corporate Drive, Canonsburg, Pennsylvania 15317. The Company intends to post any amendments to or waivers from the Code of Ethics on its website.

ITEM 2 — APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2003 LONG-TERM INCENTIVE PLAN

Overview of the Amendment

Mylan’s shareholders adopted the Mylan Laboratories Inc. 2003 Long-Term Incentive Plan (the “2003 Plan”) at the Company’s annual meeting of shareholders on July 25, 2003. The 2003 Plan allows for the grant of incentive stock options, nonqualified options, awards of restricted stock and restricted stock units, stock appreciation rights, performance awards, other stock-based awards and short-term cash incentive awards to the Company’s employees, directors and consultants. In April 2006, the Board unanimously approved, subject to shareholder approval, an amendment of the 2003 Plan that expands the performance goals upon which performance-based awards may be based and provides for limits on the maximum bonus amount that may be paid to any individual for any fiscal year and on the number of shares that can be made subject to a performance-based equity-based award (excluding stock options) granted to any individual for any performance period. The amendment is intended to result in stock awards or other rights under the Plan being eligible to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). The 2003 Plan as amended to reflect the amendment is referred to below as the “Amended 2003 Plan”.

Reasons for the Amendment

In general, Section 162(m) imposes a limit on corporate tax deductions for compensation in excess of $1 million per year paid by a public company to its CEO or any of its next four highest paid executive officers. For this purpose, compensation includes gains arising from stock option exercises, vesting of restricted stock and the award of stock bonuses. An exception to this limitation is provided for “qualified performance-based compensation”. Section 162(m) generally requires that the affected executives’ compensation satisfy certain conditions in order to qualify as “qualified performance-based compensation”. The 2003 Plan currently permits grants under the Plan to qualify as “qualified performance-based compensation” but the proposed amendment both expands the performance goals that may be applied and provides for annual limits on each of the cash awards and the restricted shares, restricted units and performance awards that any individual may receive, as contemplated by Section 162(m).

Summary of the Amended 2003 Plan

The following is a summary of the material provisions of the Amended 2003 Plan. This summary is qualified in its entirety by reference to the complete text of the Amended 2003 Plan, which is attached as Appendix A.

Purpose.  The Board of Directors believes that the grant of stock-based and cash-based incentive awards to key employees, consultants, independent contractors and non-employee directors of Mylan is a vital factor in attracting and retaining effective and capable personnel who contribute to the growth and success of Mylan and in establishing a direct link between the financial interests of such individuals and of Mylan’s shareholders.

Duration of the 2003 Plan.  The Amended 2003 Plan will remain effective until it is terminated by the Board of Directors. No incentive stock options may be granted under the Amended 2003 Plan after the tenth anniversary of the effective date, and certain provisions of the Amended 2003 Plan relating to performance-based awards under Section 162(m) of the Internal Revenue Code will expire as of the first shareholder meeting that occurs following the fifth anniversary of the Annual Meeting.

Amendment of the Amended 2003 Plan.  The Board of Directors may amend the Amended 2003 Plan at any time, but no amendment may, without the participant’s consent, materially adversely affect the right of such participant under a previously granted award. In addition, no amendment may, without approval by the shareholders of Mylan (i) increase the total number of shares of common stock which may be issued under the Amended 2003 Plan, (ii) increase the total number of shares which may be covered by awards to any one participant or (iii) amend the provision in the Amended 2003 Plan prohibiting the reduction of the exercise price of an outstanding stock option without shareholder approval.

Shares to be Issued.  Mylan has reserved 22,500,000 shares of common stock for issuance under the Amended 2003 Plan. Shares subject to expired or forfeited awards once again become available for grant under the Amended 2003 Plan. If shares of common stock are tendered or withheld to pay the exercise price or withholding taxes due upon an option exercise, only the net number of shares issued will count against the number of shares available for issuance under the Amended 2003 Plan. The shares of common stock to be issued or delivered under the Amended 2003 Plan will be authorized and unissued shares or previously issued and outstanding shares of common stock reacquired by Mylan. The Amended 2003 Plan contains a limit of 4,500,000 shares on the number of shares of common stock that may be issued as restricted shares, restricted units, performance shares and other stock-based awards (as described below). On June 23, 2006, the closing price of the Company’s common stock, as reported on the New York Stock Exchange, was $20.56.

Administration.  The Amended 2003 Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee determines the employees, consultants, independent contractors and non-employee directors who will be eligible for and granted awards, determines the amount and type of awards, establishes rules and guidelines relating to the Amended 2003 Plan, establishes, modifies and determines terms and conditions of awards and takes such other action as may be necessary for the proper administration of the Amended 2003 Plan. Members of the Committee are entitled to be indemnified by Mylan with respect to claims relating to their actions in the administration of the Amended 2003 Plan except in the case of willful misconduct.

Participants.  Any employee, consultant, independent contractor or non-employee director of Mylan or its subsidiaries may be selected by the Committee to receive an award under the Amended 2003 Plan. Presently, there are approximately 2,200 individuals who could potentially be eligible to participate in the Amended 2003 Plan. In any calendar year, no participant may receive awards for more than 1,200,000 shares of common stock. In applying this limitation, if it is the Committee’s intention that an award will be earned over a period of more than one calendar year, then the amount subject to the award will be allocated to the first calendar year in which such amount may be earned (determined without regard to possible vesting acceleration as a result of a change in control or Committee action).

Certain Adjustments.  The share limitations under the Amended 2003 Plan, as well as the terms of outstanding awards, are subject to adjustment in accordance with the anti-dilution provisions of the Amended 2003 Plan in connection with any certain changes in the capitalization of Mylan. The Amended 2003 Plan also contains provisions regarding the treatment of outstanding awards in connection with merger and similar transactions involving Mylan.

Stock Options.  The Committee may grant to a participant incentive stock options that qualify under Section 422 of the Internal Revenue Code, options which do not qualify as incentive stock options (“non-qualified stock options”) or a combination thereof. The terms and conditions of stock option grants including the quantity, price, waiting periods, and other conditions on exercise will be determined by the Committee. Options will generally have a term of ten years, except that the option may expire earlier upon the participant’s termination of employment as set forth in the Amended 2003 Plan and the participant’s option agreement.

The exercise price for stock options will be determined by the Committee at its discretion, provided that the exercise price per share for each stock option shall be at least equal to 100% of the fair market value of one share of common stock on the date when the stock option is granted. Payment for shares of common stock on the exercise of stock options may be made in cash, by the delivery (actually or by attestation) of shares of common stock held by the participant for at least six months prior to the date of exercise (unless the Committee determines that such holding period is not necessary), or a combination of cash and shares of common stock. In the discretion of the Committee, payment may be made in accordance with a “cashless” exercise through a brokerage firm.

Stock Appreciation Rights.  Stock appreciation rights may be granted by the Committee to a participant either separate from or in tandem with non-qualified stock options or incentive stock options. A stock appreciation right entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of common stock on the exercise date over the exercise price of the stock appreciation rights, times (ii) the number of shares of common stock with respect to which the stock appreciation right is exercised. The exercise price of a stock appreciation right is determined by the Committee, but in the case of stock appreciation rights granted in tandem with stock options, may not be less than the exercise price of the related stock option. Upon exercise of a stock appreciation right, payment will be made in cash or shares of common stock, or a combination thereof, as determined at the discretion of the Committee.

Restricted Shares and Restricted Units.  The Committee may award to a participant shares of common stock subject to specified restrictions (“restricted shares”). The restricted shares are subject to forfeiture and are non-transferable until the participant meets certain conditions such as continued employment over a specified forfeiture period and/or attains specified performance targets over the forfeiture period.

The Committee, at its sole discretion, may waive all restrictions with respect to a restricted share award under certain circumstances (including the death, disability, or retirement of a participant, or a material change in circumstances arising after the date of grant) subject to such terms and conditions as it deems appropriate.

The Committee may also grant units representing the right to receive shares of common stock in the future subject to the achievement of one or more goals relating to the completion of service by the Participant and/or the achievement of performance or other objectives (“restricted units”). The Committee has the sole discretion to waive the forfeiture period and any other conditions with respect to restricted units under appropriate circumstances (including the death, permanent disability or retirement of the participant or a material change in circumstances).

Any performance targets applicable to restricted shares or restricted units will be determined by the Committee; however, awards intended to qualify as “performance-based” for purposes of Section 162(m) will include specified levels of one or more of the following: revenue, economic value added (EVA®), operating income, return on stockholders’ equity, return on sales, stock price, earnings per share, earnings before interest, taxes, depreciation and amortization (EBITDA), cash flow, sales growth, margin improvement, income before taxes (IBT), IBT margin, return on investment, return on capital, return on assets, value of assets, market share, market penetration goals, personnel performance goals, business development goals (including without limitation regulatory submissions, product launches and other business development-related opportunities), regulatory compliance goals, international business expansion goals, customer retention goals, customer satisfaction goals, goals relating to acquisitions or divestitures, gross or operating margins, operating efficiency, working capital performance, growth in earnings per share, expense targets and/or productivity targets or ratios (the “Performance Goals”).

Performance Awards.  The Committee may grant performance awards to participants under such terms and conditions as the Committee deems appropriate. A performance award entitles a participant to receive a payment from Mylan, the amount of which is based upon the attainment of predetermined performance targets over a specified award period. Performance awards may be paid in cash, shares of common stock or a combination thereof, as determined by the Committee.

Award periods and performance targets will be determined by the Committee. Awards intended to qualify as “performance-based” for purposes of Section 162(m) of the Internal Revenue Code will include specified levels of one or more of the Performance Goals. When circumstances occur which cause predetermined performance targets to be an inappropriate measure of achievement, the Committee, at its discretion, may adjust the performance targets.

In any performance period, the aggregate number of restricted shares, restricted unit awards and performance awards granted to any one participant that are intended to qualify as “performance-based” for purposes of Section 162(m) of the Internal Revenue Code may not exceed 200,000 shares.

Other Stock-Based Awards.  The Committee may make other awards of stock purchase rights or cash awards, common stock awards or other types of awards that are valued in whole or in part by reference to the value of the common stock. The Committee will determine the conditions and terms that apply to these awards.

Short-Term Cash Awards.  The Committee may make performance-based annual cash incentive awards to employees whom the Committee determines to be subject to Section 162(m), based only on attainment of specified levels of the Performance Goals. The maximum value of such “performance-based” cash incentive awards may not exceed $5 million to any one participant for any fiscal year. In administering the incentive program and determining short-term incentive awards, the Committee will not have the flexibility to pay a covered executive more than the incentive amount indicated by the executive’s attainment under the applicable payment schedule. The Committee will have the flexibility, however, to reduce this amount.

Change in Control.  In the event of a change in control of Mylan as defined in the Amended 2003 Plan, all stock options and stock appreciation rights will immediately become exercisable, the restrictions on all restricted shares and restricted units will immediately lapse and all performance awards will immediately become payable.

Federal Income Tax Consequences.  The following is a summary of the principal federal income tax consequences of Amended 2003 Plan benefits under present tax law. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences. The discussion of Mylan tax deductions assumes that all awards are structured to comply with the “performance-based compensation” exception, or are otherwise deductible, under Section 162(m).

Stock Options.  No tax is incurred by the participant, and no amount is deductible by Mylan, upon the grant of a nonqualified stock option. At the time of exercise of such an option, the difference between the exercise price and the fair market value of the common stock will constitute ordinary income to the participant. Mylan will be allowed a deduction equal to the amount of ordinary income recognized by the participant.

In the case of incentive stock options, although no income is recognized upon exercise by the participant and Mylan is not entitled to a deduction, the excess of the fair market value of the common stock on the date of exercise over the exercise price is counted in determining the participant’s alternative minimum taxable income. If the participant does not dispose of the shares acquired on the exercise of an incentive stock option within one year after their receipt and within two years after the grant of the incentive stock option, gain or loss recognized on the disposition of the shares will be treated as long-term capital gain or loss. In the event of an earlier disposition of shares acquired upon the exercise of an incentive stock option, the participant may recognize ordinary income, and if so, Mylan will be entitled to a deduction in a like amount.

Stock Appreciation Rights.  The participant will not recognize any income at the time of the grant of a stock appreciation right. Upon the exercise of a stock appreciation right, the cash and the value of any common stock received will constitute ordinary income to the participant. Mylan will be entitled to a deduction in the amount of such income at the time of exercise.

Restricted Shares.  A participant will normally not recognize taxable income upon an award of restricted shares, and Mylan will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the common stock as to which the restrictions have lapsed, and Mylan will be entitled to a deduction in the same amount. However, a participant may elect under Section 83(b) of the Internal Revenue Code to recognize taxable ordinary income in the year the restricted shares are awarded in an amount equal to the fair market value of the shares at that time, determined without regard to the restrictions. In such event, Mylan will then be entitled to a deduction in the same amount. Any gain or loss subsequently recognized by the participant will be a short-term or long-term capital gain or loss, depending on how long the shares are held by the participant.

Restricted Units.  A participant will normally not recognize taxable income upon an award of restricted units, and Mylan will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions and the issuance of the earned shares, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the common stock received and Mylan will be entitled to a deduction in the same amount.

Performance Awards, Other Stock-Based Awards and Short-Term Cash Awards.  Normally, a participant will not recognize taxable income upon the award of such grants. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any common stock received will constitute ordinary income to the participant. Mylan will also then be entitled to a deduction in the same amount.

New Plan Benefits

The following table sets forth information concerning the annual bonus awards, options, restricted stock units, restricted stock awards made to the persons and groups of persons listed below during the 2007 fiscal year pursuant to the 2003 Plan, including the annual and long-term performance-based awards which were previously awarded but remain subject to the approval of the Company’s shareholders of certain amendments to the 2003 Plan required by Section 162(m) of the Code and which are payable only upon the achievement of pre-determined performance goals:

			Shares	Shares
	Targeted		Underlying	Underlying
	Annual Bonus	Shares Underlying	Restricted	Restricted
Name	Awards	Options	Stock Awards	Stock Units

Robert J. Coury	$1,500,000	165,700	85,700	64,461
Edward J. Borkowski	$425,000	37,900	19,600	N/A
Louis J. DeBone	N/A	N/A	N/A	N/A
John P. O’Donnell	$425,000	28,400	14,700	N/A
Stuart A. Williams	$475,000	28,400	14,700	N/A
Executive Group	$2,825,000	305,400	134,700	64,461
Non-Executive Director Group	N/A	N/A	N/A	N/A
Non-Executive Officer Employee Group	N/A	43,000	N/A	N/A

(1)	No other awards were made under the 2003 Plan to any person other than those named above. Future grants under the 2003 Plan will be determined by the Compensation Committee and may vary from year to year and from participant to participant and are not determinable at this time.

Equity Compensation Plan Information

The following table shows information about the securities authorized for issuance under Mylan’s equity compensation plans as of March 31, 2006:

	Number of Securities to be	Weighted-Average Exercise
	Issued Upon Exercise of	Price of Outstanding	Number of Securities
	Outstanding Options,	Options, Warrants and	Remaining Available for
Plan Category	Warrants and Rights	Rights	Future Issuance

Equity compensation plans approved by security holders	21,358,670	$15.16	16,022,102
Equity compensation plans not approved by security holders	—	N/A
Total	21,358,670	$15.16	16,022,102

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
“FOR” AMENDMENT OF THE 2003 LONG-TERM INCENTIVE PLAN.

ITEM 3 — RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has selected Deloitte & Touche LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending March 31, 2007, and has directed that management submit the selection of Deloitte & Touche LLP as our independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will be available to respond to appropriate questions from our shareholders and will be given an opportunity to make a statement if he or she desires to do so.

Shareholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our by-laws or otherwise. However, the Audit Committee is submitting the selection of Deloitte & Touche LLP to shareholders for ratification as a matter of good corporate governance. If shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if they determine that such a change would be in the best interests of Mylan and its shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
“FOR” RATIFICATION OF THE SELECTION OF
DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM.

Independent Registered Public Accounting Firm’s Fees

Deloitte & Touche LLP served as Mylan’s independent registered public accounting firm during fiscal 2006 and fiscal 2005, and no relationship exists other than the usual relationship between independent registered public accounting firm and client. Details about the nature of the services provided by, and the fees the Company paid to, Deloitte & Touche LLP for such services during fiscal 2006 and 2005 are set forth below.

	Fiscal 2006	Fiscal 2005

Audit Fees(1)	$927,000	$895,451
Audit-Related Fees(2)	$226,532	$1,029,772
Tax Fees(3)	$140,065	$141,032
All Other Fees	—	—

Total Fees	$1,293,597	$2,066,255

(1)	Audit fees included fees relating to compliance with the Sarbanes-Oxley Act of 2002, primarily Section 404.

(2)	Audit-related fees related to audits and other services related to the Company’s employee benefit plans, statutory audit requirements, SEC filings and financing. Additionally, audit-related fees for fiscal 2005 included fees relating to the Company’s planned acquisition of King Pharmaceuticals, Inc., which was announced in July 2004, but terminated in February 2005.

(3)	Tax fees related primarily to tax return preparation and tax compliance support services.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy regarding pre-approval of audit, audit-related, tax and other services that the independent registered public accounting firm may perform for the Company. Under the policy, the Audit Committee must pre-approve on an individual basis any requests for audit, audit-related, tax and other services not covered by certain services that are pre-approved annually by the Audit Committee. The policy also prohibits the engagement of the independent registered public accounting firm for non-audit related financial information systems design and implementation, for certain other services considered to have an impact on independence and for all services prohibited by the Sarbanes-Oxley Act of 2002. All services performed by Deloitte & Touche LLP during fiscal 2005 and 2006 were pre-approved by the Audit Committee in accordance with its policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Directors, Nominees and Executive Officers

The following table sets forth information regarding the beneficial ownership of our Common Stock as of June 14, 2006 by our Named Executive Officers, by our directors and nominees, and by all directors, nominees and executive officers of the Company as a group (based on 210,634,780 shares of Common Stock outstanding as of such date). For purposes of this table, and in accordance with the rules of the SEC, shares are considered “beneficially owned” if the person directly or indirectly has sole or shared power to vote or direct the voting of the securities or has sole or shared power to dispose of or direct the disposition of the securities. A person is also considered to beneficially own shares that he or she has the right to acquire within 60 days after June 14, 2006.

	Number of Shares	Percent
Name	of Common Stock	of Class

Edward J. Borkowski, C.P.A.(1)	323,689	*
Wendy Cameron(2)	134,375	*
Robert J. Coury(3)	1,768,242	*
Louis J. DeBone(4)	1,252,821	*
Neil Dimick(5)	10,000	*
Douglas J. Leech, C.P.A.(6)	154,437	*
Joseph C. Maroon, M.D.(5)	65,000	*
John P. O’Donnell, Ph.D.(7)	212,805	*
Rod Piatt, C.P.A.(8)	26,000	*
Milan Puskar(8)	4,547,602	2.2%
C.B. Todd(9)	942,379	*
Randall L. Vanderveen, Ph.D., R.Ph.(5)	126,875	*
Stuart A. Williams, Esq.(10)	323,258	*
All directors, nominees and executive officers as a group (17 persons)(11)	10,418,181	4.8%

*	Less than 1%

(1)	Consists of: (i) 64,600 shares of restricted stock granted under the Company’s 2003 Long-Term Incentive Plan; (ii) 257,500 shares issuable pursuant to options that may be exercised within 60 days; and (iii) 1,589 shares held in Mr. Borkowski’s 401(k) account.

(2)	Includes 126,875 shares issuable pursuant to options that may be exercised within 60 days.

(3)	Consists of: (i) 333,200 shares of restricted stock and 64,461 restricted stock units granted under the Company’s 2003 Long-Term Incentive Plan; (ii) 1,366,875 shares issuable pursuant to options that may be exercised within 60 days; and (iii) 3,706 shares held in Mr. Coury’s 401(k) account.

(4)	Includes: (i) 90,000 shares of restricted stock granted under the Company’s 2003 Long-Term Incentive Plan; (ii) 1,113,750 shares issuable pursuant to options that may be exercised within 60 days; (iii) 12,789 shares held in Mr. DeBone’s 401(k) account; and (iv) 2,532 shares held by Mr. DeBone’s wife.

(5)	Consists of shares issuable pursuant to options that may be exercised within 60 days.

(6)	Includes 149,375 shares issuable pursuant to options that may be exercised within 60 days; Mr. Leech disclaims beneficial ownership of 59,062 of such shares, the economic interest of which he has transferred pursuant to a trust agreement.

(7)	Includes: (i) 59,700 shares of restricted stock granted under the Company’s 2003 Long-Term Incentive Plan; (ii) 141,875 shares issuable pursuant to options that may be exercised within 60 days; and (iii) 4,555 shares held in Dr. O’Donnell’s 401(k) account.

(8)	Includes 20,000 shares issuable pursuant to options that may be exercised within 60 days.

(9)	Includes: (i) 363,749 shares held by a limited partnership of which Mr. Todd holds a 99% limited partnership interest, as well as a 25% ownership interest in the limited liability company which serves as the 1% general partner of the limited partnership; and (ii) 342,202 shares issuable pursuant to options that may be exercised within 60 days (including options with respect to 29,702 shares held by Mr. Todd’s wife).

(10)	Includes: (i) 59,700 shares of restricted stock granted under the Company’s 2003 Long-Term Incentive Plan; and (ii) 225,000 shares issuable pursuant to options that may be exercised within 60 days.

(11)	See notes (1) through (10). Also includes: (i) an additional 493,777 shares issuable pursuant to options that may be exercised within 60 days; (ii) 24,380 shares of restricted stock granted under the Company’s 2003 Long-Term Incentive Plan; and (iii) an additional 4,046 shares held in the other executive officers’ 401(k) accounts.

Security Ownership of Certain Beneficial Owners

The following table lists the name and address of the only shareholder known to management to own beneficially more than five percent of our Common Stock as of June 14, 2006:

	Amount of	Percent of
Name and Address of Beneficial Owner	Beneficial Ownership	Class

Lord, Abbett & Co LLC(1)	18,046,553	8.6%
90 Hudson Street Jersey City, NJ 07302

(1)	As reported in Form 13F filed by Lord, Abbett & Co. LLC (“Lord, Abbett”) with the SEC for the quarter ended March 31, 2006. Lord, Abbett has sole dispositive power over all 18,046,553 shares and sole voting power over 17,372,428 shares and shared voting power over 674,125 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC within specified due dates reports of ownership and reports of changes of ownership of our Common Stock and our other equity securities. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based on reports and written representations furnished to us by these persons, we believe that all of our directors and executive officers complied with these filing requirements during fiscal 2006.

EXECUTIVE OFFICERS

The names, ages and positions of our executive officers as of June 14, 2006, are as follows:

Robert J. Coury	45	Vice Chairman and Chief Executive Officer
Edward J. Borkowski, C.P.A.	47	Chief Financial Officer
Louis J. DeBone	60	President and Chief Operating Officer
Harry A. Korman	48	Senior Vice President; and President, Mylan Pharmaceuticals Inc.
Carolyn Myers, Ph.D.	48	Vice President; and President, Mylan Technologies, Inc.
John P. O’Donnell, Ph.D.	60	Chief Scientific Officer
Daniel C. Rizzo, Jr., C.P.A.	43	Vice President and Corporate Controller
Gary E. Sphar, C.P.A	52	Vice President; and Chief Financial Officer, Mylan Pharmaceuticals Inc.
Stuart A. Williams, Esq.	52	Chief Legal Officer and Corporate Secretary

See “Item 1 — Election of Directors — Director Nominees” for a description of the recent business experience of Mr. Coury.

Mr. Borkowski has served as Mylan’s Chief Financial Officer since March 2002. Prior to joining Mylan, beginning in 1999, he was employed by the Consumer Healthcare Group of Pharmacia Corporation, a pharmaceutical company that merged with Pfizer in 2003, where he served as Assistant Vice President, North American Finance and Administration and later as Vice President, Global Finance and Information Technology. He served in various finance positions for Wyeth, a company specializing in pharmaceuticals, consumer health care products, and animal health care products (then known as American Home Products Corporation), from 1992 to 1999.

Mr. DeBone began his employment with Mylan in 1976. Prior to assuming his present positions as President and Chief Operating Officer in 2002, he served as Senior Vice President of Mylan and President of Mylan Pharmaceuticals Inc. from 1999 to 2002. Mr. DeBone has also served at Mylan Pharmaceuticals Inc. as Vice President-Operations, Vice President-Quality Control and from 1976 until 1986 as Director of Manufacturing. In April 2006, Mr. DeBone announced his intention to retire from the Company, effective September 1, 2006.

Mr. Korman joined Mylan in 1996. Prior to assuming his present position as President of Mylan Pharmaceuticals Inc. in May 2005, Mr. Korman served as President of UDL Laboratories, Inc. (“UDL”), a wholly-owned subsidiary of the Company, since January 2001, before which he served as Vice President of Sales and Marketing of Mylan Pharmaceuticals from 1997 to December 2000. Mr. Korman became Vice President of Mylan in January 2001. Mr. Korman began working at UDL in 1988, serving as Vice President of Sales until 1996 when Mylan acquired UDL.

Dr. Myers has served as President of Mylan Technologies since February 2006. She began her employment with Mylan in June 2003, as Vice President of Branded Business Development and Strategic Marketing, before which she served as Global Director Cardiovascular at Pharmacia Inc. since 2001.

Dr. O’Donnell has been employed by Mylan since 1983. Prior to assuming his present position in April 2002 as Chief Scientific Officer, he served as Executive Vice President, Research and Development and Quality Assurance from January 2001 to April 2002. He served as Vice President of Research and Development and Quality Assurance from 1991 to December 2000, and prior to 1991 he was Executive Director of Research and Development for Mylan Pharmaceuticals Inc.

Mr. Rizzo joined the Company as Vice President and Corporate Controller in June 2006. Prior to joining the Company, Mr. Rizzo served as Vice President and General Controller of Hexion Specialty Chemicals, Inc. from October 2005 to May 2006, before which he was Vice President and Corporate Controller at Gardner Denver, Inc. since 1998.

Mr. Sphar has been employed in various accounting and finance positions by Mylan since 1992. He has served as Vice President of the Company since March 2002, and Chief Financial Officer of Mylan Pharmaceuticals Inc. since December 2005. He earlier served as Corporate Controller since March 2002, and Vice President-Finance of Mylan Pharmaceuticals Inc. since January 2001.

Mr. Williams has served as Mylan’s Chief Legal Officer since March 2002, and as its Corporate Secretary since April 2006. From 1999 to March 2002, he was a member of the law firm of DKW Law Group, PC, formerly known as Doepkin Keevican & Weiss, Pittsburgh, Pennsylvania. Prior to his affiliation with DKW Law Group, he was a partner with the law firm of Eckert Seamans Cherin & Mellott.

No family relationships exist between any of the above executive officers. Officers of Mylan who are appointed by the Board of Directors can be removed by the Board of Directors, and officers appointed by the Vice Chairman and Chief Executive Officer can be removed by him.

EXECUTIVE COMPENSATION

The following table sets forth information regarding the compensation earned by our Chief Executive Officer and the four other most highly compensation individuals who served as executive officers of Mylan at the end of fiscal 2006 (collectively, the “Named Executive Officers”) for each of the Company’s last three completed fiscal years.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation
						Restricted	Securities
	Fiscal				Other Annual	Stock	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus		Compensation(1)	Awards(2)	Options	Compensation(3)

Robert J. Coury	2006	$1,500,000	$2,000,000		$190,607	—	—	$22,906
Vice Chairman and	2005	$1,300,000	$1,300,000		$213,184	—	—	$28,972
Chief Executive Officer	2004	$1,100,008	$2,000,000		—	$6,150,375	—	$27,220
Edward J. Borkowski	2006	$385,000	$475,000		$51,320	—	—	$21,697
Chief Financial Officer	2005	$343,470	$400,000		$78,015	—	—	$28,473
	2004	$325,000	$350,000		—	$1,118,250	—	$24,920
Louis J. DeBone	2006	$750,000	$500,000		$68,194	—	—	$28,960
President and Chief	2005	$750,048	$625,000	(4)	$63,055	—	—	$20,572
Operating Officer	2004	$600,028	$625,000		—	$2,236,500	—	$19,320
John P. O’Donnell	2006	$425,000	$425,000		—	—	—	$34,002
Chief Scientific Officer	2005	$386,953	$400,000		—	—	—	$25,087
	2004	$350,012	$375,000		—	$1,118,250	—	$24,120
Stuart A. Williams	2006	$475,000	$475,000		—	—	—	$21,513
Chief Legal Officer	2005	$436,938	$425,000		—	—	—	$28,618
	2004	$400,036	$425,000		—	$1,118,250	—	$28,420

(1)	For fiscal 2006, includes: (i) $137,794, $33,712 and $45,742, attributable to personal use of the corporate aircraft by Messrs. Coury, Borkowski and DeBone, respectively; and (ii) $14,784 in gross-up payments made on behalf of Mr. Borkowski in respect of income tax liabilities incurred with respect to use of a company car. For fiscal 2005, includes: (i) $131,384, $46,958 and $46,949, attributable to personal use of the corporate aircraft by Messrs. Coury, Borkowski and DeBone, respectively; and (ii) $56,988 in gross-up payments made on behalf of Mr. Coury in respect of income tax liabilities incurred with respect to personal use of corporate aircraft. The value of the personal use of corporate aircraft was based on the aggregate incremental cost to Mylan determined by reference to variable operating costs (including fuel costs, maintenance costs, landing, ramp/park fees, and other miscellaneous variable trip related costs).

(2)	The shares of restricted stock issued to the Named Executive Officers vest generally on August 21, 2006. The number and value of the restricted shares held as of March 31, 2006 were: Robert J. Coury: 247,500/$5,791,500; Edward J. Borkowski: 45,000/$1,053,000; Louis J. DeBone: 90,000/$2,106,000; John P. O’Donnell: 45,000/$1,053,000; and Stuart A. Williams: 45,000/$1,053,000. The officers receive dividends paid on these shares.

(3)	For fiscal 2006, consists of contributions to the Mylan Laboratories Inc. Profit Sharing 401(k) Plan for all of the Named Executive Officers, as well as $14,260 accrued under the Company’s Supplemental Health Insurance Program for each of Mr. DeBone and Dr. O’Donnell.

(4)	In the proxy statement for the Company’s 2005 annual meeting of shareholders, Mr. DeBone’s fiscal 2005 bonus was inadvertently reported as $650,000, rather than $625,000.

Option/SAR Grants in Fiscal 2006

No grants of stock options or stock appreciation rights were made to any of the Named Executive Officers in fiscal 2006.

Aggregated Option Exercises in Fiscal 2006 and Fiscal Year-End Option Values

The following table shows: (i) the number of shares of Common Stock acquired by each Named Executive Officers upon the exercise of Company stock options during fiscal 2006, (ii) the aggregate dollar value realized by each Named Executive Officer upon such exercise, (iii) the number of all exercisable and unexercisable stock options held by each Named Executive Officer at the end of fiscal 2006 and (iv) the value of all such options that were “in-the-money” (i.e., the market price of the Common Stock was greater than the exercise price of the options) at the end of fiscal 2006.

	Number of		Number of Shares	Value of Unexercised
	Shares		Underlying Unexercised	In-the-Money
	Acquired	Value	Options at End of Fiscal 2006	Options at End of Fiscal 2006
Name	on Exercise (#)	Realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable(1)

Robert J. Coury	—	—	1,366,875/0	$12,900,769/$0
Edward J. Borkowski, C.P.A.	80,000	$648,440	257,500/0	$2,501,741/$0
Louis J. DeBone	—	—	1,113,750/0	$13,204,395/$0
John P. O’Donnell, Ph.D.	550,000	$4,680,195	141,875/0	$1,563,150/$0
Stuart A. Williams, Esq.	228,289	$1,795,950	225,000/0	$2,205,000/$0

(1)	Calculated based on the closing market price of the Common Stock of $23.40 on March 31, 2006, less the amount required to be paid upon exercise of the option

Employment and Retirement Agreements and Change of Control Arrangements

Employment Agreements.

The Company is party to employment agreements with each of the Named Executive Officers.

In April 2006, the Company and Mr. Coury entered into an Amended and Restated Executive Employment Agreement, superseding his original agreement from 2002. The Amended and Restated Executive Employment Agreement has an initial term of three years (through March 31, 2009) and is automatically renewed on each anniversary of the effective date unless a non-renewal notice is provided. Pursuant to the agreement, Mr. Coury is entitled to an annual base salary of $1.5 million, and he is eligible for an annual performance-based target bonus of at least 100% of base salary which will be payable upon the achievement of the performance targets. Mr. Coury is also entitled to participate in long-term incentive and equity plans of the Company on a basis at least as favorable as other senior executives and entitled to employee benefits and other fringe benefits no less favorable than the benefits to which he was entitled under his original employment agreement.

In the event of a termination of Mr. Coury’s employment for “cause”, he will be entitled to wages and benefits through the termination date and vested benefits payable pursuant to Company plans or agreements between the Company and Mr. Coury (“accrued benefits”). Upon Mr. Coury’s termination of employment without “cause”, for “good reason”, or by reason of death or “disability” (each as defined in the employment agreement), he will be entitled to receive, in addition to his accrued benefits, (a) three times the sum of his then current base salary and the higher of his target bonus for the year of termination or average of actual bonuses awarded to him for the three years preceding his termination of employment, (b) a pro-rata target bonus for the year of termination and (c) continuation of employee benefits for a period of between two and three years following termination of employment and an annual allowance relating to access to corporate aircraft for three years following termination. Amounts payable upon death or disability will be reduced by other death or disability benefits received from the Company. Throughout the term of the agreement and for a period of two years following Mr. Coury’s termination of employment for any reason, he may not engage in activities that are competitive with the Company’s activities and may not solicit the Company’s customers or employees. The Amended and Restated Executive Employment Agreement also provides for certain technical changes required to comply with the deferred compensation tax rules set forth in Section 409A of the Internal Revenue Code (“Section 409A”) and other technical clarifications.

The Company also entered into employment agreements with the other Named Executive Officers in July 2004, superseding their original agreements, and these agreements were amended in April 2006. Each agreement provides for the payment of a minimum base salary, as well as eligibility to receive a discretionary bonus and fringe benefits of employment as are customarily provided to senior executives of the Company. Unless earlier terminated, extended or renewed, the agreement with Mr. DeBone expires on September 1, 2006 (the effective date of his recently announced retirement), the agreements with Dr. O’Donnell and Mr. Williams expire on March 31, 2007, and the agreement with Mr. Borkowski expires on June 30, 2008. Each agreement contains customary non-competition and non-solicitation provisions. If one of the executives resigns for good reason or is discharged by the Company without cause or if the term of employment is not extended or renewed on terms mutually acceptable to the executive and the Company, he would be entitled to receive a lump sum severance payment in an amount equal to one (in the case of Mr. DeBone and Dr. O’Donnell), one-and-a-half (in the case of Mr. Borkowski), or two (in the case of Mr. Williams) times the sum of the executive’s then current base salary plus the “prior bonus” (as defined below), as well as continued participation in certain compensation and employee benefit plans. Under the employment agreements, “prior bonus” is defined as the higher of (i) the average of the annual bonuses paid to the executive in the three fiscal years prior to his separation from the Company or (ii) the annual bonus applicable for the prior fiscal year. In addition, upon Mr. DeBone’s retirement on or after September 1, 2006, his agreement entitled him to the sum of his then-current base salary plus his prior bonus, as well as the continuation of heath insurance benefits. The April 2006 amendments also provide for certain technical changes required to comply with the deferred compensation tax rules set forth in Section 409A and other technical clarifications.

Transition and Succession Agreements.

Mylan also entered into transition and succession agreements with each of the Named Executive Officers in December 2003, which were modified in December 2004 and again in April 2006 (other than Mr. Williams’ agreement, which was restated in its entirety).

Mr. Coury’s transition and succession agreement provides that upon a termination without cause or for good reason within three years following a change in control, Mr. Coury will be entitled to severance benefits equal to four times the sum of his base salary and the highest annual bonus paid pursuant to his employment agreement. He will also be entitled to continuation of employee benefits for a period of between two and three years following termination of employment and an annual allowance relating to access to corporate aircraft for three years following termination. In addition, if Mr. Coury’s employment is terminated without cause or for good reason within one year prior to the occurrence of a potential change in control and the transaction or other event contemplated by the potential change in control is consummated so as to result in a change in control, Mr. Coury will be entitled to receive the excess of the severance that would have been paid to him pursuant to his Transition and Succession Agreement and the severance actually paid to him pursuant to his employment agreement. By their terms, Mr. Coury’s employment agreement and Transition and Succession Agreement will be administered so as to avoid duplication of compensation or benefits.

These transition and succession agreements with the other Named Executive Officers provide that if the executive’s employment is terminated other than for cause or if the executive terminates his employment voluntarily for good reason, in each case within two years following the occurrence of a change of control, or, under certain circumstances, for any reason within 90 days following the first anniversary of a change of control, the executive would become entitled to receive a severance payment equal to the higher of (a) the compensation and benefits payable under his employment agreement as if the change of control were deemed to be a termination without cause under the employment agreement and (b) a lump sum severance payment in an amount equal three times the sum of base salary and highest bonus paid to the executive under the employment agreement or the transition and succession agreement, and the continuation of health and insurance benefits for a period of three years. The transition and succession agreements for each of the Named Executive Officers also provides for a gross-up payment for any excise tax on “excess parachute payments.” In addition, the agreements entitle each executive to severance benefits not less than what he would have received under the non-renewal provision of his employment agreement (i.e., one to two times the sum of the executive’s base salary and annual bonus), in circumstances where (i) a change in control has occurred through a merger but the Company’s shareholders own more than 50% of the shares of the combined company, and (ii) the executive’s employment terminates two years following a change in control because the executive and the Company cannot mutually agree on the terms of a new employment agreement.

Retirement Benefit Agreements.

In December 2004, the Company entered into Retirement Benefit Agreements (“RBAs”) with each of Messrs. Coury, Borkowski and Williams (each an “Executive”), in furtherance of the obligations contained in their respective employment agreements. The Company also entered into Amended Retirement Benefit Agreements with each of Mr. DeBone and Dr. O’Donnell. All of these RBAs were modified in April 2006 (the “Amended RBAs”). Pursuant to the Amended RBAs, upon retirement following completion of ten or more years of service, Messrs. Borkowski and Williams would each be entitled to receive a lump sum retirement benefit equal to the present value of an annual payment of $150,000 for a period of 15 years beginning at age 55, and Mr. Coury would be entitled to receive a lump sum retirement benefit equal to the lump sum present value of an annual payment of 50% of his then current annual base salary for a period of 15 years beginning at age 55 (or, if later, at the date of termination) (the “Retirement Benefit”). An executive who completes five years of service since his date of hire would be 50% vested in his Retirement Benefit, with an additional 10% of the Retirement Benefit vesting after each full year of service for up to five additional years (the “Partial Benefit”).

Upon the occurrence of a change of control of the Company, each executive would become fully vested in his Retirement Benefit and would be entitled to receive a lump sum payment equal to the net present value of the Retirement Benefit as soon as practicable following any subsequent termination of employment. If an Executive dies while employed by the Company, the Executive’s beneficiary would be entitled to receive a lump sum payment equal to the greater of (i) two times the Executive’s base salary or (ii) the net present value of the Retirement Benefit.

The retirement benefit agreements which the Company originally entered into with Mr. DeBone and Dr. O’Donnell provided for a retirement benefit of $100,000 per year for ten years, together with a death benefit of $1.25 million in the event of death prior to retirement. The Amended RBAs provide each of these individuals with retirement benefits equal to those contemplated for Messrs. Borkowski and Williams (including extension of payments from ten to fifteen years). The increased benefit will be contingent on Mr. DeBone and Dr. O’Donnell continuing to serve out the remainder of the term under their respective employment agreements (September 1, 2006 in the case of Mr. DeBone and March 31, 2007 in the case of Dr. O’Donnell) or, if earlier, until the occurrence of a change of control.

If Mr. Coury is terminated in a manner entitling him to severance under his employment agreement, he will be entitled to three additional years of service credit for vesting purposes. The other Named Executive Officer’s Amended RBAs also provide that if the executive’s employment is terminated without cause or for good reason, he will receive additional years of service credit corresponding to the applicable severance multiplier under his employment agreement. Further, Mr. Coury’s Amended RBAs provides that if (a) Mr. Coury’s employment is terminated without cause or for good reason within one year prior to a potential change in control and (b) the transaction or other event contemplated by the potential change in control is consummated so as to result in a change in control, Mr. Coury will be entitled to receive the excess (if any) of the retirement benefit that would have been paid to him had his employment terminated following the change in control and the retirement benefit actually paid to him.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee has ever been an employee of Mylan, and none of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The following Report of the Compensation Committee of the Board of Directors does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates such information by reference.

Introduction.  During fiscal 2006, the Compensation Committee (“Committee”) was comprised of three non-employee directors, Rodney L. Piatt, C.P.A. (Chairman), Wendy Cameron, and Joseph C. Maroon, M.D. The

Committee has the responsibility, among other things, to determine Chief Executive Officer compensation and approve other executive officer compensation and recommend Board and Board committee compensation, as well as to oversee the issuance of stock options and other awards to eligible participants and review and administer Mylan’s incentive and equity compensation plans. During fiscal 2005 and 2006, the Committee retained and utilized the services of a nationally recognized independent executive compensation consultant, who reports directly to the Committee, to review its executive compensation policies in light of, among other things, Mylan’s current business objectives and the Committee’s desire to employ “best practices” in determining executive compensation.

Philosophy.  The Committee’s compensation policies applicable to Mylan’s executive officers, including the Chief Executive Officer, are to:

•	provide compensation to executive officers at such levels as will enable Mylan to attract and retain individuals of the highest caliber;

•	compensate executive officers in a manner designed to recognize individual, group and company performance; and

•	seek to align the interests of executive officers with the interests of Mylan’s shareholders, with an increased emphasis on pay-for-performance compensation (i.e., linking certain components of compensation to key business metrics), as discussed below.

Components of Fiscal 2006 Executive Compensation.  For fiscal 2006, the elements of Mylan’s compensation program consisted of base salary and annual bonus compensation. As discussed below, no long-term compensation (stock options, restricted stock or otherwise) was granted to the executive officers identified in the Summary Compensation Table appearing elsewhere in this Proxy Statement (the “Named Executive Officers”) in fiscal 2006. The Committee has made awards of long-term compensation to the Named Executive Officers for the current (2007) fiscal year. See the discussion below under “2007 Long-Term Incentive Compensation.”

Fiscal 2006 Cash Compensation.  The base salaries of executive officers were determined in accordance with the officers’ employment agreements. Executive officers’ annual bonuses for fiscal 2006 were determined in the Committee’s discretion based principally upon various subjective factors such as responsibilities, position and individual performances including such qualities as leadership and implementation of corporate initiatives. See “Employment and Retirement Agreements and Change of Control Arrangements” appearing elsewhere in this Proxy Statement for more information.

Fiscal 2006 Long-Term Compensation.  During fiscal 2006, the Committee did not make any long-term incentive grants to Named Executive Officers because, given Mylan’s historical cash compensation levels and the expected cash compensation levels for fiscal 2006, the Committee determined that making additional long-term compensation grants would not have been consistent with its overall compensation philosophy to target overall executive compensation at approximately the 50th percentile of comparable companies.

Fiscal 2006 Compensation of Chief Executive Officer.  Robert J. Coury has been serving as Mylan’s Chief Executive Officer since September 1, 2002, pursuant to the terms of an Employment Agreement which was negotiated and entered into at the time Mr. Coury was recruited to serve as Chief Executive Officer. Under Mr. Coury’s Employment Agreement, his annual base salary during fiscal 2006 was $1,500,000. Mr. Coury received an annual bonus for fiscal 2006 of $2,000,000, which took into account the bonus provisions of his Employment Agreement as well as the Committee’s assessment of his strong leadership role in guiding the Company, his strategic vision and his commitment to the Company’s success.

Revision of Agreements with Chief Executive Officer.  Mr. Coury’s original employment agreement was scheduled to expire at the end of the 2007 fiscal year. In order to retain Mr. Coury’s services, ensure continuity of Mylan’s executive management team and further strengthen the alignment of management’s interests with those of Mylan’s shareholders, in April of 2006, the Committee, taking into account the information and views provided by its compensation consultant, approved an Amended and Restated Executive Employment Agreement with Mr. Coury. Pursuant to the agreement, which is described more fully in “Employment and Retirement Agreements and Change of Control Arrangements” in this Proxy Statement, Mr. Coury is entitled to an annual base salary of

$1.5 million (a reduction from the $1.7 million salary scheduled to be in effect during the 2007 fiscal year pursuant to his prior agreement). In place of the bonus arrangements provided for in his prior employment agreement, and consistent with the Committee’s policy that a greater portion of overall executive compensation be performance-based (as discussed below), commencing in fiscal 2007 Mr. Coury will be eligible for an annual performance-based target bonus of at least 100% of base salary which will be payable upon the achievement of performance targets (described below) established by the Committee. In consideration of Mr. Coury’s agreement to extend the term of his employment and as a retention incentive, the Committee granted Mr. Coury 64,461 restricted stock units, which are payable in shares of common stock of the Company and vest ratably over a period of three years, provided that Mr. Coury remains continually employed by the Company.

In addition to entering into a new employment agreement with Mr. Coury, the Company also entered into amendments to Mr. Coury’s Transition and Succession Agreement and Retirement Benefit Agreement, each of which is described more fully in this Proxy Statement under “Employment and Retirement Agreements and Change of Control Arrangements” . The Committee believes that the revised agreements represent an appropriate incentive for Mr. Coury’s continued commitment, and that the modifications result in a proper compensation mix, consistent with the Committee’s overall compensation philosophy.

2007 Performance-Based and Long-Term Compensation.  As reported in the Committee’s report contained in the Company’s 2005 Proxy Statement, our compensation consultant recommended that the Committee adopt a compensation policy which provides that a greater portion of overall future executive compensation be performance-based; that the long-term component of overall executive compensation be increased; and that a substantial portion of this long-term component consist of performance-based equity awards. The compensation consultant also advised the Committee of an increasing trend toward formal stock ownership guidelines applicable to executives.

In light of this advice, the Committee has determined that for fiscal 2007, Named Executive Officers will be eligible for annual bonuses upon the achievement of performance goals established by the Committee. The Committee has determined that the performance criteria to be used for this purpose for fiscal 2007 will be earnings per share, regulatory submissions and new product launches. At target levels of performance, the bonuses will equal 100% of salary. Depending upon the extent to which performance criteria are achieved, bonuses can range from 50% of target (at threshold performance) to 200% of target (at maximum performance). No bonuses will be paid if threshold performance is not met. The performance-based bonus program for fiscal 2007 was approved by the Committee subject to shareholder approval of amendments (approved by the Board of Directors) to the Company’s 2003 Long Term Incentive Plan (“2003 Plan”) that are described elsewhere in this Proxy Statement.

Pursuant to this new policy, the Committee also approved long-term equity grants for its named executive officers in fiscal 2007, consisting of (i) stock options that vest ratably over a period of three years, provided that the executive remains continually employed by the Company and (ii) restricted stock awards that vest at the end of a three-year performance period provided that the executive remains continually employed by the Company and provided that certain pre-determined performance goals are met. Restricted stock awards will be forfeited if minimum performance goals are not met. The Committee has determined that the performance criteria to be used for the initial three-year performance period applicable to these performance-based restricted stock awards will consist of earnings per share, regulatory submissions and new product launches. The restricted stock awards were approved by the Committee subject to shareholder approval of the amendments to the 2003 Plan described in this Proxy Statement.

As contemplated by last year’s Committee report, the Committee has also adopted guidelines that require named executive officers to maintain specified stock ownership levels. The stock ownership requirements are expressed as a percentage of base salary which for Mr. Coury is 500% of base salary and for Mr. Borkowski, Dr. O’Donnell, and Mr. Williams is 300% of base salary. The stock ownership guidelines must be attained within five years. Shares actually owned by the executive (including restricted shares and shares held in the Company’s 401(k) plan) as well as restricted stock units count toward compliance with these guidelines.

Deductibility Cap on Executive Compensation.  Section 162(m) of the Internal Revenue Code (“Section 162(m)”) restricts the deductibility for federal income tax purposes of the compensation paid to the Chief Executive Officer and each of the four other most highly compensated executive officers of a public company for any fiscal year to the extent that such compensation for such executive exceeds $1,000,000 and does not qualify as “performance-based” compensation as defined under Section 162(m). The Board and the Committee have taken actions, including the grant of performance-based equity awards and annual bonuses, intended to enhance Mylan’s opportunity to deduct compensation paid to executive officers for federal income tax purposes. The Committee intends, to the extent appropriate, to preserve the deductibility of executive compensation without breaching Mylan’s contractual commitments or sacrificing the flexibility needed to recognize and reward desired performance.

BY THE COMPENSATION COMMITTEE:

Rodney L. Piatt, C.P.A., Chairman
Wendy Cameron
Joseph C. Maroon, M.D.

STOCK PERFORMANCE GRAPH

Set forth below is a performance graph comparing the cumulative total returns (assuming reinvestment of dividends) for the five fiscal years ended March 31, 2006, of $100 invested on March 31, 2001 in Mylan’s Common Stock, the Standard & Poor’s 500 Composite Index and the Dow Jones U.S. Pharmaceuticals Index.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
AMONG MYLAN LABORATORIES INC., THE S & P 500 INDEX
AND THE DOW JONES U.S. PHARMACEUTICALS INDEX

*	$100 invested on 3/31/01 in stock or index, including reinvestment of dividends. Fiscal year ending March 31.

	Cumulative Total Return
	3/01	3/02	3/03	3/04	3/05	3/06
MYLAN LABORATORIES INC.	100.00	114.55	168.55	200.75	157.53	210.49
S & P 500	100.00	100.24	75.42	101.91	108.73	121.48
DOW JONES US PHARMACEUTICALS	100.00	98.87	80.44	85.57	79.86	78.94

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following Report of the Audit Committee of the Board of Directors does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates such information by reference.

The Audit Committee is currently comprised of three independent directors and operates under a written charter adopted by the Board of Directors in accordance with current rules of the New York Stock Exchange.

Management is responsible for Mylan’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of Mylan’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States), and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding Mylan’s audited consolidated financial statements. These discussions covered the quality, as well as the acceptability, of Mylan’s financial reporting practices and the completeness and clarity of the related financial disclosures. Management represented to the Audit Committee that Mylan’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380).

Mylan’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence. Deloitte & Touche LLP, Mylan’s independent registered public accounting firm, stated in the written disclosures that in their judgment they are, in fact, independent. The Audit Committee concurred in that judgment of independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Mylan’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006, which was filed with the Securities and Exchange Commission.

BY THE AUDIT COMMITTEE:

Douglas J. Leech, C.P.A., Chairman
Neil Dimick, C.P.A.
Rodney L. Piatt, C.P.A.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal 2006, Coury Investment Advisors, Inc. (“CIA”), the principals of which are two brothers of Mr. Coury, the Company’s Vice Chairman and Chief Executive Officer, served as the broker in connection with several of the Company’s employee benefit programs. CIA received no remuneration from Mylan.

COMMUNICATIONS WITH DIRECTORS

Shareholders may contact any individual director, the Board of Directors, the non-management directors as a group or any other group or committee of directors, by submitting such communications in writing to the director or directors, at the following address:

c/o Corporate Secretary
Mylan Laboratories Inc.
1500 Corporate Drive
Canonsburg, Pennsylvania 15317

Communications regarding accounting, internal accounting controls or auditing matters may also be reported to the Company’s Board using the above address. All communications received as set forth above will be opened by the office of the Corporate Secretary for the purpose of determining whether the contents represent a message to our directors. Materials that are not in the nature of advertising or promotions of a product or service or patently offensive will be forwarded to the individual director, or to the Board or to each director who is a member of the group or committee to which the envelope is addressed.

2007 SHAREHOLDER PROPOSALS

If you wish to submit proposals intended to be presented at our 2007 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act, your proposal must be received by us at our principal executive offices no later than February 27, 2007, and must otherwise comply with the requirements of Rule 14a-8 in order to be considered for inclusion in the 2006 proxy statement and proxy.

In order for proposals of shareholders made outside the processes of Rule 14a-8 under the Exchange Act to be considered “timely” for purposes of Rule 14a-4(c) under the Exchange Act, the proposal must be received by us at our principal executive offices not later than March 30, 2007. Additionally, under the Company’s by-laws, shareholder proposals made outside of the processes of Rule 14a-8 under the Exchange Act must be received at our principal executive offices, in accordance with the requirements of the by-laws not later than March 30, 2007; provided, however, that in the event that the 2007 annual meeting is called for a date that is not within 25 days before or after July 28, 2006, notice by shareholders in order to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. Shareholders are advised to review our by-laws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominations.

OTHER MATTERS

On the date of this Proxy Statement, the Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the meeting, the proxies solicited hereby will be voted in accordance with the best judgment of the person or persons voting such proxies.

ANNUAL REPORT

A copy of our Annual Report to Shareholders for the fiscal year ended March 31, 2006 has been mailed to all shareholders entitled to notice of and to vote at the Annual Meeting. Our Annual Report on Form 10-K is not incorporated into this Proxy Statement and shall not be deemed to be solicitation material. A copy of our Annual Report on Form 10-K is available without charge from our Company website at www.mylan.com or upon written request to: Mylan Investor Relations, Mylan Laboratories Inc., 1500 Corporate Drive, Canonsburg, Pennsylvania 15317.

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET FORTH IN THE ENCLOSED PROXY CARD.

By order of the Board of Directors,

Stuart A. Williams
Chief Legal Officer and Corporate Secretary

June 26, 2006
Canonsburg, Pennsylvania

ANNEX A

MYLAN LABORATORIES INC.

2003 LONG-TERM INCENTIVE PLAN, AS AMENDED

ARTICLE I

PURPOSE AND ADOPTION OF THE PLAN

1.01 Purpose.  The purpose of the Mylan Laboratories Inc. 2003 Long-Term Incentive Plan (as the same may be amended from time to time, the “Plan”) is to assist Mylan Laboratories Inc., a Pennsylvania corporation (the “Company”), and its Subsidiaries (as defined below) in attracting and retaining highly competent key employees, consultants, independent contractors and non-employee directors and to act as an incentive in motivating selected key employees, consultants, independent contractors and non-employee directors of the Company and its Subsidiaries (as defined below) to achieve long-term corporate objectives.

1.02 Adoption and Term.  The Plan was approved by the Board of Directors of the Company (the “Board”) and became effective upon such approval, subject however to approval by the shareholders of the Company at the 2003 annual meeting of shareholders (the “Effective Date”). The Plan shall remain in effect until terminated by action of the Board; provided, however, that no Incentive Stock Option (as defined below) may be granted hereunder after the tenth anniversary of the Effective Date and the provisions of Articles VII and VIII with respect to the Performance Goals (as defined below) applicable to performance-based awards to “covered employees” under Section 162(m) of the Code (as defined below) shall expire as of the fifth anniversary of the Effective Date unless such provisions are re-approved by the shareholders before such date.

ARTICLE II

DEFINITIONS

For the purposes of this Plan, capitalized terms shall have the following meanings:

2.01 Award means any grant to a Participant of one or a combination of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights described in Article VI, Restricted Shares or Restricted Units described in Article VII, Performance Awards described in Article VIII, other stock-based Awards described in Article IX and short-term cash incentive Awards described in Article X.

2.02 Award Agreement means a written agreement between the Company and a Participant or a written notice from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

2.03 Award Period means, with respect to an Award, the period of time set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.

2.04 Beneficiary means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company or by operation of law, succeeds to the rights and obligations of the Participant under the Plan and an Award Agreement upon the Participant’s death.

2.05 Board shall have the meaning given to such term in Section 1.02.

2.06 Change in Control shall mean: (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 2.06(a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company or any of its subsidiaries, (ii) any acquisition by the Company or any of its subsidiaries, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (iv) any acquisition by a Person that is permitted to, and actually does, report its beneficial ownership on Schedule 13G (or any successor schedule); provided that, if such Person subsequently becomes required to or does report its beneficial ownership on Schedule 13D (or any successor schedule), then, for purposes of this paragraph, such Person shall be deemed to have first acquired, on the first date on which such Person becomes required to or does so report, beneficial ownership of all of the Outstanding Company Common Stock and Outstanding Company Voting Securities beneficially owned by it on such date or (v) any acquisition pursuant to a transaction that complies with Section 2.06 (c)(1), (c)(2) and (c)(3); or (b) Individuals who, as of December 2, 2004, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to December 2, 2004 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of, an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or (c) consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination continue to represent (either by remaining outstanding or being converted into voting securities of the resulting or surviving entity or any parent thereof) more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (2) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (3) individuals who comprise the Incumbent Board immediately prior to such Business Combination constitute at least a majority of the members of the board of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially of the Company’s assets either directly or through one or more subsidiaries); or (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

2.07 Code means the Internal Revenue Code of 1986, as amended. References to a section of the Code include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

2.08 Committee means the Stock Option Committee of the Board or any successor committee that performs a similar function.

2.09 Company shall have the meaning given to such term in Section 1.01.

2.10 Common Stock means Common Stock of the Company.

2.11 Date of Grant means the date as of which the Committee grants an Award. If the Committee contemplates an immediate grant to a Participant, the Date of Grant shall be the date of the Committee’s action. If the Committee contemplates a date on which the grant is to be made other than the date of the Committee’s action, the Date of Grant shall be the date so contemplated and set forth in or determinable from the records of action of the Committee; provided, however, that the Date of Grant shall not precede the date of the Committee’s action.

2.12 Effective Date shall have the meaning given to such term in Section 1.02.

2.13 Exchange Act means the Securities Exchange Act of 1934, as amended.

2.14 Exercise Price shall have the meaning given to such term in Section 6.01(b).

2.15 Fair Market Value means a price that is based on the opening, closing, actual, high, low, or average selling prices of a share of Common Stock on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Such definition of Fair Market Value shall be specified in the Award Agreement and may differ depending on whether Fair Market Value is in reference to the grant, exercise, vesting, or settlement or payout of an Award. If shares of Common Stock are not traded on an established stock exchange, Fair Market Value shall be determined by the Committee in good faith.

2.16 Incentive Stock Option means a stock option within the meaning of Section 422 of the Code.

2.17 Incumbent Board shall have the meaning given to such term in Section 2.06.

2.18 Merger means any merger, reorganization, consolidation, share sale or exchange, transfer of assets or other transaction having similar effect involving the Company.

2.19 Non-Qualified Stock Option means a stock option which is not an Incentive Stock Option.

2.20 Options means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.

2.21 Participant means a person designated to receive an Award under the Plan in accordance with Section 5.01.

2.22 Performance Awards means Awards granted in accordance with Article VIII.

2.23 Performance Goals means any of the following: revenue, economic value added (EVA), operating income, return on stockholders’ equity, return on sales, stock price, earnings per share, earnings before interest, taxes, depreciation and amortization (EBITDA), cash flow, sales growth, margin improvement, income before taxes (IBT), IBT margin, return on investment, return on capital, return on assets, values of assets, market share, market penetration goals, personnel performance goals, business development goals (including without limitation regulatory submissions, product launches and other business development-related opportunities), regulatory compliance goals, international business expansion goals, customer retention goals, customer satisfaction goals, goals relating to acquisitions or divestitures, gross or operating margins, operating efficiency, working capital performance, earnings per share, growth in earnings per share, expense targets and/or productivity targets or ratios. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria, and may be applied to one or more of the Company, a subsidiary, or affiliate, or a division of or strategic business unit of the Company or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Committee shall have the authority to make equitable adjustments to Performance Goals in recognition of unusual or non-recurring events affecting the Company or any subsidiary or affiliate or the financial statements of the Company or any subsidiary or affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

2.24 Permanent Disability means the Participant is permanently and totally disabled within the meaning of Code Section 22(e)(3).

2.25 Plan shall have the meaning given to such term in Section 1.01.

2.26 Restricted Shares means Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.

2.27 Restricted Unit means units representing the right to receive Common Stock in the future subject to restrictions imposed in connection with Awards granted under Article VII.

2.28 Retirement means a Participant’s termination of employment after the Participant has reached age 55 and accumulated at least 10 years of continuous service with the Company; provided, however, that the Committee, in its sole discretion, may determine that a Participant has retired regardless of age and service with the Company.

2.29 Stock Appreciation Rights means Awards granted in accordance with Article VI.

2.30 Subsidiary means a subsidiary of the Company within the meaning of Section 424(f) of the Code.

ARTICLE III

ADMINISTRATION

3.01 Committee.  The Plan shall be administered by the Committee. The Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. The Committee may, subject to compliance with applicable legal requirements, with respect to Participants who are not subject to Section 16(b) of the Exchange Act or Section 162(m) of the Code, delegate such of its powers and authority under the Plan as it deems appropriate to a subcommittee or to designated officers or employees of the Company. In addition, the Board may exercise any of the authority conferred upon the Committee hereunder. In the event of any such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer to the delegate of the Committee or the Board, as the case may be.

3.02 Indemnification.  Each person who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with the Plan shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf; provided, however, that the foregoing indemnification shall not apply to any loss, cost, liability, or expense that is a result of his or her own willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, conferred in a separate agreement with the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE IV

SHARES

4.01 Number of Shares Issuable.  The total number of shares of Common Stock authorized to be issued under the Plan shall be an aggregate of 22,500,0001 shares. No more than an aggregate of 3,000,000 shares of Common Stock shall be issued under the Plan as Restricted Shares or Restricted Stock Units under Article VII, Performance Awards under Article VIII and other stock-based awards under Article IX. The foregoing share limitations shall be subject to adjustment in accordance with Section 11.08. The shares to be offered under the Plan shall be authorized and unissued shares of Common Stock, or issued shares of Common Stock which will have been reacquired by the Company.

4.02 Shares Subject to Terminated Awards.  Shares of Common Stock covered by any unexercised portions of terminated Options (including canceled Options), Stock Appreciation Rights or Stock Units granted under

1 Adjusted to reflect a three-for-two stock split which was effected on October 8, 2003.

Article VI, terminated Restricted Units or shares of Common Stock forfeited as provided in Article VII and shares of Common Stock subject to any Award that are otherwise surrendered by a Participant or terminated may be subject to new Awards under the Plan. If any shares of Common Stock are withheld from those otherwise issuable or are tendered to the Company, by attestation or otherwise, in connection with the exercise of an Option, only the net number of shares of Common Stock issued as a result of such exercise shall be deemed delivered for purposes of determining the maximum number of shares available for delivery under the Plan.

ARTICLE V

PARTICIPATION

5.01 Eligible Participants.  Participants in the Plan shall be such key employees, consultants, independent contractors and non-employee directors of the Company and its Subsidiaries as the Committee, in its sole discretion, may designate from time to time. The Committee’s designation of a Participant in any year shall not require the Committee to designate such person to receive Awards in any other year. The designation of a Participant to receive an Award under one portion of the Plan does not require the Committee to include such Participant under other portions of the Plan. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the types and amounts of their respective Awards. The Committee may grant Awards from time to time on a discretionary basis and/or provide for automatic Awards on a formula basis to a Participant or designated group of Participants. Subject to adjustment in accordance with Section 11.08, during any calendar year no Participant shall be granted Awards in respect of more than 1,200,0002 shares of Common Stock (whether through grants of Options, Stock Appreciation Rights or other Awards of Common Stock or rights with respect thereto); provided, however, that if it is the Committee’s intention as of the Date of Grant of an Award, as evidenced by the applicable Award Agreement, that such Award shall be earned by the Participant over a period of more than one calendar year, then for purposes of applying the foregoing per calendar year limitations, the shares of Common Stock subject to such Award shall be allocated, as determined by the Committee in its discretion, to the first calendar year in which such shares may be earned (determined without regard to possible acceleration of vesting as a result of a Change in Control or pursuant to any provision of this Plan or an applicable Award Agreement authorizing the Committee to accelerate the vesting of an Award).

ARTICLE VI

STOCK OPTIONS

6.01 Option Awards.

(a) Grant of Options.  The Committee may grant, to such Participants as the Committee may select, Options entitling the Participants to purchase shares of Common Stock from the Company in such numbers, at such prices, and on such terms and subject to such conditions, not inconsistent with the terms of the Plan, as may be established by the Committee. The terms of any Option granted under the Plan shall be set forth in an Award Agreement.

(b) Exercise Price of Options.  The exercise price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan (the “Exercise Price”) shall be determined by the Committee; provided, however, that, except in the case of any substituted Options described in Section 11.08(c), the Exercise Price shall in all cases be equal to or greater than the Fair Market Value on the Date of Grant. Except for adjustments pursuant to Section 11.08 or any action approved by the shareholders of the Company, the Exercise Price for any outstanding Option granted under the Plan may not be decreased after the Date of Grant.

(c) Designation of Options.  Except as otherwise expressly provided in the Plan, the Committee may designate, at the time of the grant of an Option, such Option as an Incentive Stock Option or a Non-Qualified Stock Option; provided, however, that an Option may be designated as an Incentive Stock Option only if the applicable Participant is an employee of the Company or a Subsidiary on the Date of Grant.

2 Adjusted to reflect a three-for-two stock split which was effected on October 8, 2003.

(d) Special Incentive Stock Option Rules.  No Participant may be granted Incentive Stock Options under the Plan (or any other plans of the Company and its Subsidiaries) that would result in Incentive Stock Options to purchase shares of Common Stock with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable by such Participant in any one calendar year. Notwithstanding any other provision of the Plan to the contrary, no Incentive Stock Option shall be granted to any person who, at the time the Option is granted, owns stock (including stock owned by application of the constructive ownership rules in Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, unless at the time the Incentive Stock Option is granted the Exercise Price is at least 110% of the Fair Market Value on the Date of Grant of the Common Stock subject to the Incentive Stock Option and the Incentive Stock Option by its terms is not exercisable for more than five (5) years from the Date of Grant.

(e) Rights as a Stockholder.  A Participant or a transferee of an Option pursuant to Section 11.04 shall have no rights as a stockholder with respect to the shares of Common Stock covered by an Option until that Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made with respect to any such shares of Common Stock for dividends in cash or other property or distributions of other rights on the Common Stock for which the record date is prior to the date on which that Participant or transferee shall have become the holder of record of any shares covered by such Option; provided, however, that Participants are entitled to the adjustments set forth in Section 11.08.

6.02 Stock Appreciation Rights.

(a) Stock Appreciation Right Awards.  The Committee is authorized to grant to any Participant one or more Stock Appreciation Rights. Such Stock Appreciation Rights may be granted either independent of or in tandem with Options granted to the same Participant. Stock Appreciation Rights granted in tandem with Options may be granted simultaneously with, or, in the case of Non-Qualified Stock Options, subsequent to, the grant to such Participant of the related Option; provided, however, that: (i) any Option covering any share of Common Stock shall expire and not be exercisable upon the exercise of any Stock Appreciation Right with respect to the same share, (ii) any Stock Appreciation Right covering any share of Common Stock shall expire and not be exercisable upon the exercise of any related Option with respect to the same share, and (iii) an Option and Stock Appreciation Right covering the same share of Common Stock may not be exercised simultaneously. Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (A) the Fair Market Value of a share of Common Stock on the date of exercise over (B) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in Section 6.02(c).

(b) Exercise Price.  The Exercise Price established under any Stock Appreciation Right granted under this Plan shall be determined by the Committee provided, however, that, except in the case of any substituted Awards described in Section 11.08(c), the Exercise Price shall in all cases be equal to or greater than the Fair Market Value on the Date of Grant; provided further, however, that in the case of Stock Appreciation Rights granted in tandem with Options the Exercise Price of the Stock Appreciation Right shall not be less than the Exercise Price of the related Option. Upon exercise of Stock Appreciation Rights, the number of shares subject to exercise under any related Option shall automatically be reduced by the number of shares of Common Stock represented by the Option or portion thereof which are surrendered as a result of the exercise of such Stock Appreciation Rights.

(c) Payment of Incremental Value.  Any payment which may become due from the Company by reason of a Participant’s exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Committee (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock. In the event that all or a portion of the payment is made in Common Stock, the number of shares of Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the Exercise Date. No fractional share of Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would be issuable, the combination of cash and Common Stock payable to the Participant shall be adjusted as directed by the Committee to avoid the issuance of any fractional share.

6.03 Terms of Stock Options and Stock Appreciation Rights

(a) Conditions on Exercise.  An Award Agreement with respect to Options and Stock Appreciation Rights may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Committee at the time of grant.

(b) Duration of Options and Stock Appreciation Rights.  Options and Stock Appreciation Rights shall terminate after the first to occur of the following events:

(i) Expiration of the Option and Stock Appreciation Rights as provided in the related Award Agreement; or

(ii) Termination of the Award as provided in Section 6.03(e) following the Participant’s Termination of Employment; or

(iii) Ten years from the Date of Grant.

(c) Acceleration of Exercise Time.  The Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable at any time after the Date of Grant, to permit the exercise of any Option and Stock Appreciation Rights prior to the time such Option and Stock Appreciation Rights would otherwise become exercisable under the terms of the related Award Agreement.

(d) Extension of Exercise Time.  In addition to the extensions permitted under Section 6.03(e) in the event of Termination of Employment, the Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable on or at any time after the Date of Grant, to permit the exercise of any Option or Stock Appreciation Right after its expiration date described in Section 6.03(e), subject, however, to the limitations described in Sections 6.03(b)(i) and (iii).

(e) Exercise of Options and Stock Appreciation Rights Upon Termination of Services.

(i) Death.  If a Participant who is an employee of the Corporation or its subsidiaries shall die (A) while an employee of the Company or its Subsidiaries or (B) within two (2) years after termination of the Participant’s employment with the Company or its Subsidiaries because of the Participant’s Permanent Disability, any Option and Stock Appreciation Right then held by the Participant, regardless of whether it was otherwise exercisable on the date of death, may be exercised by the person or persons to whom the Participant’s rights under the Option and Stock Appreciation Right pass by will or applicable law or if no person has the right, by the Participant’s executors or administrators, at any time or from time to time, during the balance of the exercise period as set forth in Section 6.03(b)(iii).

(ii) Permanent Disability.  If a Participant’s employment by the Company or its Subsidiaries shall terminate because of Permanent Disability, the Participant may exercise any Option and Stock Appreciation Right then held by the Participant, regardless of whether it was otherwise exercisable on the date of such termination of employment, at any time, or from time to time, within two (2) years of the date of the termination of employment, but in no event later than the expiration date specified in Section 6.03(b)(iii).

(iii) Retirement.  If a Participant’s employment by the Company or its Subsidiaries shall terminate because of Retirement, any Option and Stock Appreciation Right then held by the Participant, regardless of whether it was otherwise exercisable on the date of Retirement, may be exercised by the Participant at any time, or from time to time, during the balance of the exercise period as set forth in Section 6.03(b)(iii). If such a Participant dies after Retirement but before such Participant’s Options have either been exercised or otherwise expired, such Options may be exercised by the person to whom such options pass by will or applicable law or, if no person has that right, by the Participant’s executors or administrators at any time, or from time to time, during the balance of the exercise period set forth in Section 6.03(b)(iii).

(iv) Reduction in Force.  Unless a date of re-employment is identified at the time of a termination of employment that is the result of a reduction in force, any Options and Stock Appreciation Rights held by the Participant that are not exercisable at the date of such termination of employment shall terminate and be cancelled immediately upon such termination, and the Participant may exercise any Options and Stock Appreciation Rights that are exercisable as of the date of such termination at any time, or from time to time, within one (1) year of the date of such termination, but in no event later than the expiration date specified in Section 6.03(b)(iii).

(v) Other Termination.  Except as provided by paragraphs (i) through (iv) of this Section 6.03(e), if a Participant’s employment shall cease by reason of a voluntary or involuntary termination, either with or without cause, any Options and Stock Appreciation Rights held by the Participant that are not exercisable at the date of such termination of employment shall terminate and be cancelled immediately upon such termination, and the Participant may exercise any Options and Stock Appreciation Rights that are exercisable as of the date of such termination at any time, or from time to time, until the later of (A) thirty (30) days after such Participant’s termination of employment or (B) thirty (30) days after the Participant receives notice from the Committee of the termination of the Participant’s Options and Stock Appreciation Rights. Notwithstanding the prior sentence no portion of such Options and Stock Appreciation Rights shall be exercisable later than the expiration date specified in Section 6.03(b)(iii).

(vi) Grants to Non-Employees.  In the case of grants to persons who are not employees of the Company or any of its Subsidiaries, the Committee shall establish, and set forth in the applicable Award Agreement, rules for determining the effect of termination of the Participant’s services on the Participant’s outstanding Options and Stock Appreciation Rights.

6.04 Option Exercise Procedures.  Each Option and Stock Appreciation Right granted under the Plan shall be exercised by written notice to the Company which must be received by the officer or employee of the Company designated in the Award Agreement at or before the close of business on the expiration date of the Award. The Exercise Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; provided, however, that in lieu of such cash a Participant may pay the Exercise Price in whole or in part by delivering (actually or by attestation) to the Company shares of the Common Stock having a Fair Market Value on the date of exercise of the Option equal to the Exercise Price for the shares being purchased; except that (i) any portion of the Exercise Price representing a fraction of a share shall in any event be paid in cash and (ii) unless the Committee determines otherwise, no shares of the Common Stock which have been held for less than six months may be delivered in payment of the Exercise Price of an Option. Payment may also be made, in the discretion of the Committee, by the delivery (including, without limitation, by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares and deliver the sale or margin loan proceeds directly to the Company to pay for the Exercise Price. The date of exercise of an Option shall be determined under procedures established by the Committee, and as of the date of exercise the person exercising the Option shall, as between the Company and such person, be considered for all purposes to be the owner of the shares of Common Stock with respect to which the Option has been exercised. Any part of the Exercise Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose. Unless the Committee shall otherwise determine, any shares of Common Stock transferred to the Company as payment of all or part of the Exercise Price upon the exercise of any Option shall be held as treasury shares.

6.05 Change in Control.  Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all Options and Stock Appreciation Rights outstanding on the date of such Change in Control shall become immediately and fully exercisable. Unless otherwise determined by the Committee, the provisions of this Section 6.05 shall not be applicable to any Options and Stock Appreciation Rights granted to a Participant if any Change in Control results from such Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock.

ARTICLE VII

RESTRICTED SHARES AND RESTRICTED UNITS

7.01 Restricted Share and Restricted Unit Awards.

(a) Issuance of Restricted Shares.  As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company or its agent, shares of

Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All shares of Common Stock covered by Awards under this Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the applicable Award Agreements entered into by the appropriate Participants. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares the share certificates representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.01(d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7.01(d), free of any restrictions set forth in the Plan and the related Award Agreement shall be delivered to the Participant.

(b) Stockholder Rights.  Beginning on the Date of Grant of a Restricted Share Award and subject to execution of the related Award Agreement as provided in Section 7.01(a), and except as otherwise provided in such Award Agreement, the Participant shall become a stockholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any shares of Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 7.01(a).

(c) Restriction on Transferability.  None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code), pledged or sold prior to the lapse of the restrictions applicable thereto.

(d) Delivery of Shares Upon Vesting.  Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 7.03, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 11.05, the Company shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

The Committee may grant to any Participant a Restricted Share Award consisting of such number of shares of Common Stock on such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish. The Committee may also grant Restricted Stock Units representing the right to receive shares of Common Stock in the future subject to the achievement of one or more goals relating to the completion of service by the Participant and/or the achievement of performance or other objectives. With respect to performance-based Awards of Restricted Shares or Restricted Units intended to qualify for deductibility under the “performance-based” compensation exception contained in Section 162(m) of the Code, performance targets will consist of specified levels of one or more of the Performance Goals. The terms of any Restricted Share and Restricted Unit Awards granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan. With respect to Restricted Share, Restricted Unit Awards and Performance Awards (as set forth in Section 8.01) intended to qualify for the “performance-based” compensation exception contained in Section 162(m) of the Code, the aggregate number of Restricted Shares, Restricted Unit Awards and Performance Awards granted to a single Participant for any performance period shall not exceed 200,000 Shares, subject to adjustment as prescribed in Section 11.08.

7.02 Terms of Restricted Shares.

(a) Forfeiture of Restricted Shares.  Subject to Sections 7.02(b) and 7.04, Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or a Subsidiary until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement. The

Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.

(b) Waiver of Forfeiture Period.  Notwithstanding anything contained in this Article VII to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, Permanent Disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.

7.03 Restricted Stock Units.  Restricted Unit Awards shall be subject to the restrictions, terms and conditions contained in the Plan and the applicable Award Agreements entered into by the appropriate Participants. Until the lapse or release of all restrictions applicable to an Award of Restricted Units, no shares of Common Stock shall be issued in respect of such Awards and no Participant shall have any rights as a stockholder of the Company with respect to the shares of Common Stock covered by such Restricted Unit Award. Upon the lapse or release of all restrictions with respect to a Restricted Unit Award or at a later date if distribution has been deferred, one or more share certificates, registered in the name of the Participant, for an appropriate number of shares, free of any restrictions set forth in the Plan and the related Award Agreement shall be delivered to the Participant. A Participant’s Restricted Unit Award shall not be contingent on any payment by or consideration from the Participant other than the rendering of services. Notwithstanding anything contained in this Section 7.03 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, Permanent Disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Units) as the Committee shall deem appropriate.

7.04 Change in Control.  Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all restrictions applicable to Restricted Shares and Restricted Unit Awards shall terminate fully and the Participant shall immediately have the right to the delivery of share certificates. Unless otherwise determined by the Committee, the provisions of this Section 7.04 shall not be applicable to any Restricted Shares and Restricted Units granted to a Participant if any Change in Control results from such Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock.

ARTICLE VIII

PERFORMANCE AWARDS

8.01 Performance Awards.

(a) Award Periods and Determinations of Awards.  The Committee may grant Performance Awards to Participants. A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period. Performance Awards may be made in conjunction with, or in addition to, Restricted Share Awards and Restricted Units made under Article VII. The Award Period shall be two or more fiscal or calendar years or other annual periods as determined by the Committee. The Committee, in its discretion and under such terms as it deems appropriate, may permit newly eligible Participants, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.

(b) Performance Targets.  The performance targets may include such goals related to the performance of the Company and/or the performance of a Participant as may be established by the Committee in its discretion. In the case of Performance Awards intended to qualify for deductibility under the “performance-based” compensation exception contained in Section 162(m) of the Code, the targets will consist of specified levels of one or more of the Performance Goals. The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period. Except to the extent inconsistent with the performance-based compensation exception under Section 162(m) of the Code, in the case of Performance Awards granted to Participants to whom such section is applicable, the Committee, in its discretion, but only under extraordinary circumstances as determined by the Committee, may change any prior determination of performance targets for any Award Period at any time prior to the final determination of the value of a related Performance Award when events or transactions occur to cause such performance targets to be an inappropriate measure of achievement.

(c) Earning Performance Awards.  The Committee, on or as soon as practicable after the Date of Grant, shall prescribe a formula to determine the percentage of the applicable Performance Award to be earned based upon the degree of attainment of performance targets.

(d) Payment of Earned Performance Awards.  Payments of earned Performance Awards shall be made in cash or shares of Common Stock or a combination of cash and shares of Common Stock, in the discretion of the Committee. The Committee, in its sole discretion, may provide such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.

8.02 Terms of Performance Awards.

(a) Termination of Employment.  Unless otherwise provided below or in Section 8.03, in the case of a Participant’s Termination of Employment prior to the end of an Award Period, the Participant will not have earned any Performance Awards for that Award Period.

(b) Retirement.  If a Participant’s Termination of Employment is because of Retirement prior to the end of an Award Period, the Participant will not be paid any Performance Award, unless the Committee, in its sole and exclusive discretion, determines that an Award should be paid. In such a case, the Participant shall be entitled to receive a pro-rata portion of his or her Award as determined under subsection (d).

(c) Death or Permanent Disability.  If a Participant’s Termination of Employment is due to death or to Permanent Disability (as determined in the sole and exclusive discretion of the Committee) prior to the end of an Award Period, the Participant or the Participant’s personal representative shall be entitled to receive a pro-rata share of his or her Award as determined under subsection (d).

(d) Pro-Rata Payment.  The amount of any payment to be made to a Participant whose employment is terminated by Retirement, death or Permanent Disability (under the circumstances described in subsections (b) and (c)) will be the amount determined by multiplying (i) the amount of the Performance Award that would have been earned through the end of the Award Period had such employment not been terminated by (ii) a fraction, the numerator of which is the number of whole months such Participant was employed during the Award Period, and the denominator of which is the total number of months of the Award Period. Any such payment made to a Participant whose employment is terminated prior to the end of an Award Period shall be made at the end of such Award Period, unless otherwise determined by the Committee in its sole discretion. Any partial payment previously made or credited to a deferred account for the benefit of a Participant in accordance with Section 8.01(d) of the Plan shall be subtracted from the amount otherwise determined as payable as provided in this Section 8.02(d).

(e) Other Events.  Notwithstanding anything to the contrary in this Article VIII, the Committee may, in its sole and exclusive discretion, determine to pay all or any portion of a Performance Award to a Participant who has terminated employment prior to the end of an Award Period under certain circumstances (including the death, Permanent Disability or Retirement of the Participant or a material change in circumstances arising after the Date of Grant), subject to such terms and conditions as the Committee shall deem appropriate.

8.03 Change in Control.  Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all Performance Awards for all Award Periods shall immediately become fully payable (at the maximum level) to all Participants and shall be paid to Participants within thirty (30) days after such Change in Control. Unless otherwise determined by the Committee, the provisions of this Section 8.03 shall not be applicable to any Performance Awards granted to a Participant if any Change in Control results from such Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock.

ARTICLE IX

OTHER STOCK-BASED AWARDS

9.01 Grant of Other Stock-Based Awards.  Other stock-based awards, consisting of stock purchase rights (with or without loans to Participants by the Company containing such terms as the Committee shall determine), Awards of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of the Awards. Any such Award shall be confirmed by an Award Agreement executed by the Company and the Participant, which Award Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

9.02 Terms of Other Stock-Based Awards.  In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to this Article IX shall be subject to the following:

(a) Non-Transferability.  Any Common Stock subject to Awards made under this Article IX may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses; and

(b) Interest and Dividends.  If specified by the Committee in the Award Agreement, the recipient of an Award under this Article IX shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Common Stock or other securities covered by the Award; and

(c) Termination of Service.  The Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of a termination of service prior to the exercise, realization or payment of such Award, whether such termination occurs because of Retirement, Permanent Disability, death or other reason, with such provisions to take account of the specific nature and purpose of the Award.

(d) Performance-Based Awards.  With respect to Awards under this Article IX intended to qualify for deductibility under the “performance-based” compensation exception contained in Section 162(m) of the Code, performance targets will consist of specified levels of one or more of the Performance Goals.

9.03 Change in Control.  Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all other stock-based Awards under this Article IX shall immediately become fully vested and payable to all Participants and shall be paid to Participants within thirty (30) days after such Change in Control. Unless otherwise determined by the Committee, the provisions of this Section 9.03 shall not be applicable to any Performance Awards granted to a Participant if any Change in Control results from such Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock.

ARTICLE X

SHORT-TERM CASH INCENTIVE AWARDS

10.01 Eligibility.  This Article X is a limited purpose provision that shall apply only in the event the Committee deems it appropriate that the Company’s short-term cash incentives for covered employees (as defined in Section 162(m)) qualify for deductibility under the “performance-based” compensation exception contained Section 162(m). The maximum value of such short-term cash incentive for any covered employee shall not exceed $5 million for any fiscal year.

10.02 Awards.

(a) Performance Targets.  For each fiscal year of the Company with respect to which the Committee determines this Article X to be in effect, the Committee shall establish objective performance targets based on specified levels of one or more of the Performance Goals. Such performance targets shall be established by the

Committee on a timely basis to ensure that the targets are considered “pre-established” for purposes of Section 162(m) of the Code.

(b) Amounts of Awards.  In conjunction with the establishment of performance targets for a fiscal year, the Committee shall adopt an objective formula (on the basis of percentages of Participants’ salaries, shares in a bonus pool or otherwise) for computing the respective amounts payable under the Plan to Participants if and to the extent that the performance targets are attained. Such formula shall comply with the requirements applicable to performance-based compensation plans under Section 162(m) of the Code and, to the extent based on percentages of a bonus pool, such percentages shall not exceed 100% in the aggregate.

(c) Payment of Awards.  Awards will be payable to Participants in cash each year upon prior written certification by the Committee of attainment of the specified performance targets for the preceding fiscal year.

(d) Negative Discretion.  Notwithstanding the attainment by the Company of the specified performance targets, the Committee shall have the discretion, which need not be exercised uniformly among the Participants, to reduce or eliminate the award that would be otherwise paid.

(e) Guidelines.  The Committee may adopt from time to time written policies for its implementation of this Article X. Such guidelines shall reflect the intention of the Company that all payments hereunder qualify as performance-based compensation under Section 162(m) of the Code.

10.03 Non-Exclusive Arrangement.  The adoption and operation of this Article X shall not preclude the Board or the Committee from approving other short-term incentive compensation arrangements for the benefit of individuals who are Participants hereunder as the Board or Committee, as the case may be, deems appropriate and in the best interests of the Company.

ARTICLE XI

TERMS APPLICABLE TO ALL AWARDS GRANTED UNDER THE PLAN

11.01 Plan Provisions Control Award Terms; Successors.  The terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Committee have the power to grant any Award under the Plan the terms of which are contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

11.02 Award Agreement.  No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or the Participant shall have received and acknowledged notice of the Award authorized by the Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award.

11.03 Modification of Award After Grant.  No Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of that Award) after its Date of Grant except by express written agreement between the Company and such Participant, provided that any such change (a) may not be inconsistent with the terms of the Plan, and (b) shall be approved by the Committee.

11.04 Limitation on Transfer.  Except as provided in Section 7.01(c) in the case of Restricted Shares, a Participant’s rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution and, during the lifetime of a Participant, only the Participant personally (or the Participant’s personal representative) may exercise rights under the Plan. The Participant’s Beneficiary may exercise the Participant’s rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, the Committee may grant Non-Qualified Stock Options that are transferable, without payment of consideration, to immediate family members of the Participant, to trusts or partnerships for such family members, or to such other parties as the Committee may approve (as evidenced by the applicable Award Agreement or an amendment thereto), and the Committee may also amend outstanding Non-Qualified Stock Options to provide for such transferability.

11.05 Withholding Taxes.  The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant’s Award or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment of cash or issuance of shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines. With the approval of the Committee, the Participant may elect to meet his or her withholding requirement (i) by having withheld from such Award at the appropriate time that number of shares of Common Stock, rounded up to the next whole share, the Fair Market Value of which is equal to the amount of withholding taxes due (the amount of withholding that may be satisfied in this manner may be limited by the Committee, in its discretion, in order to avoid adverse financial accounting consequences to the Company), (ii) by direct payment to the Company in cash of the minimum amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of withholding such shares and paying cash.

11.06 Surrender of Awards.  Any award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Committee and the Participant approve.

11.07 Cancellation of Awards.  Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred Awards at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement and the Plan, or if the Participant engages in any “Detrimental Activity.” For purposes of this Section 11.07, “Detrimental Activity” shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without prior written authorization from the Company, of any confidential information or material relating to the business of the Company, acquired by the Participant either during or after employment with the Company; (iii) any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company; or (iv) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company. Notwithstanding anything in this Plan or in any Award Agreement to the contrary, this Section 11.07 shall be of no force and effect on or following the occurrence of a Change in Control.

11.08 Adjustments to Reflect Capital Changes.

(a) Recapitalization.  The number and kind of shares subject to outstanding Awards, the Exercise Price for such shares, the number and kind of shares available for Awards subsequently granted under the Plan, the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year and the Performance Goals and Award Periods applicable to outstanding Awards shall be appropriately adjusted to reflect any stock dividend, stock split, or share combination or any recapitalization, merger, consolidation, exchange of shares, liquidation or dissolution of the Company or other change in capitalization with a similar substantive effect upon the Plan or the Awards granted under the Plan. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

(b) Certain Mergers.  In the event the Company is a party to a Merger, each outstanding Award shall be subject to the applicable agreement governing such Merger. Such agreement, without Participant’s consent, may provide for, among other things:

(i) the continuation of such outstanding Awards by the Company (if the Company is the surviving corporation);

(ii) the full vesting of such Award immediately prior to the consummation of such transaction and the cancellation of any such Award that is not exercised before the actual consummation of such transaction;

(iii) the assumption of the Plan and such outstanding Awards by the surviving corporation or its Parent;

(iv) the substitution by the surviving corporation or its parent of stock-based awards with substantially the same terms and conditions for such outstanding Awards; or

(v) the cancellation of all vested and non-vested outstanding Awards in exchange for a payment in cash and/or other property in an amount equal to the value imputed to such Award, as determined by the Committee in its sole discretion, in connection with the Merger transaction (which, in the case of Options, shall be the amount of the Option “spread”).

(c) Options to Purchase Shares or Stock of Acquired Companies.  After any Merger in which the Company or a Subsidiary shall be a surviving corporation, the Committee may grant Options or other Awards under the provisions of the Plan, pursuant to Section 424 of the Code or as is otherwise permitted under the Code, in full or partial replacement of or substitution for old stock options granted under a plan of another party to the merger whose shares of stock subject to the old options may no longer be issued following the Merger. The manner of application of the foregoing provisions to such options and any appropriate adjustments in the terms of such stock options shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options. The foregoing shall not be deemed to preclude the Company from assuming or substituting for stock options of acquired companies other than pursuant to this Plan.

11.09 Legal Compliance.  Shares of Common Stock shall not be issued hereunder unless the issuance and delivery of such shares shall comply with applicable laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

11.10 No Right to Employment.  No Participant or other person shall have any claim of right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the service of the Company or any of its Subsidiaries.

11.11 Awards Not Includable for Benefit Purposes.  Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by the Board.

11.12 Governing Law.  All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the Commonwealth of Pennsylvania, other than the conflict of laws provisions thereof, and construed in accordance therewith.

11.13 No Strict Construction.  No rule of strict construction shall be implied against the Company, the Committee or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.

11.14 Captions.  The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

11.15 Severability.  Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan, such Award and every other Award at any time granted under the Plan shall remain in full force and effect.

11.16 Amendment and Termination.

(a) Amendment.  The Board shall have complete power and authority to amend the Plan at any time; provided, that no termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, materially adversely affect the right of such individual under such Award; and provided further, that no such alteration or amendment of the Plan shall, without approval by the stockholders of the Company (i) increase the total number of shares of Common Stock which may be issued or delivered under the Plan, (ii) increase the total number of shares which may be covered by Awards to any one Participant or (iii) amend Section 6.01(b).

(b) Termination.  The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not been terminated.

11.17 Employees Based Outside of the United States.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or directors, the Board, in its sole discretion, shall have the power and authority to:

(a) Determine which Subsidiaries shall be covered by the Plan;

(b) Determine which employees or directors outside the United States are eligible to participate in the Plan;

(c) Modify the terms and conditions of any Award granted to employees or directors outside the United States to comply with applicable foreign laws;

(d) Establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any sub-plans and modifications to Plan terms and procedures established under this Section 11.17 by the Board shall be attached to this Plan document as appendices; and

(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Board may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, or governing statute or any other applicable law.

ANNUAL MEETING OF SHAREHOLDERS OF
MYLAN LABORATORIES INC.
July 28, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â  Please detach along perforated line, and mail in the envelope provided.  â
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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES IN ITEM 1 BELOW AND FOR ITEMS 2 AND 3 BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

							FOR	AGAINST	ABSTAIN
1. Elect the following nine directors, each for a term of one year:					2.	Approve an amendment to the 2003 Long-Term Incentive Plan pertaining to performance-based compensation:	☐	☐	☐

☐		NOMINEES:
	FOR ALL NOMINEES	¡	Milan Puskar
		¡	Robert J. Coury
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	Wendy Cameron Neil Dimick, C.P.A.		3.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm:	☐	☐	☐
		¡	Douglas J. Leech, C.P.A.
☐	FOR ALL EXCEPT (See Instructions below)	¡ ¡	Joseph C. Maroon, M.D. Rodney L. Piatt, C.P.A.
		¡ ¡	C.B. Todd Randall L. Vanderveen, Ph.D., R.Ph.
This proxy is solicited on behalf of the Board of Directors. This proxy, when properly executed, will be voted in the manner directed herein. This proxy will be voted FOR ALL NOMINEES in Item 1 and FOR Items 2 and 3 if no choice is specified. The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting and any and all adjournments or postponements thereof.

Receipt is hereby acknowledged of the notice of annual meeting and proxy statement of Mylan Laboratories Inc.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”, and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right, and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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MYLAN LABORATORIES INC.
Annual Meeting of Shareholders
Friday, July 28, 2006
ADMISSION TICKET
* REQUIRED FOR MEETING ATTENDANCE * PERMITS TWO TO ATTEND *

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PROXY – MYLAN LABORATORIES INC.
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD FRIDAY, JULY 28, 2006
This Proxy is Solicited on Behalf of the Board of Directors of Mylan Laboratories Inc.
     The undersigned hereby appoints MILAN PUSKAR and ROBERT J. COURY, and each with full power to act without the other, as proxies, with full power of substitution, for and in the name of the undersigned, to vote and act with respect to all shares of common stock of MYLAN LABORATORIES INC. (“Mylan”) which the undersigned is entitled to vote and act at the Annual Meeting of Shareholders of Mylan to be held Friday, July 28, 2006, and at any and all adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, and particularly, but without limiting the generality of the foregoing:

(Continued and to be signed on the reverse side)	SEE REVERSE SIDE

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ANNUAL MEETING OF SHAREHOLDERS OF
MYLAN LABORATORIES INC.
July 28, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- or -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone, and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11.59 PM Eastern Time the day before the cut-off or meeting date.
â  Please detach along perforated line, and mail in the envelope provided IF you are not voting via Internet.   â
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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES IN ITEM 1 BELOW AND FOR ITEMS 2 AND 3 BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

							FOR	AGAINST	ABSTAIN
1. Elect the following nine directors, each for a term of one year:					2.	Approve an amendment to the 2003 Long-Term Incentive Plan pertaining to performance-based compensation:	☐	☐	☐

☐		NOMINEES:
	FOR ALL NOMINEES	O	Milan Puskar
		O	Robert J. Coury		3.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm:	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O O	Wendy Cameron Neil Dimick, C.P.A.
		O	Douglas J. Leech, C.P.A.
☐	FOR ALL EXCEPT (See Instructions below)	O O O O	Joseph C. Maroon, M.D. Rodney L. Piatt, C.P.A. C.B. Todd Randall L. Vanderveen, Ph.D., R.Ph.
This proxy is solicited on behalf of the Board of Directors. This proxy, when properly executed, will be voted in the manner directed herein. This proxy will be voted FOR ALL NOMINEES in Item 1 and FOR Items 2 and 3 if no choice is specified. The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting and any and all adjournments or postponements thereof.

Receipt is hereby acknowledged of the notice of annual meeting and proxy statement of Mylan Laboratories Inc.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right, and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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